Exhibit 10.1

AGREEMENT

BETWEEN OWNER AND DESIGN/BUILDER

ON THE BASIS OF A STIPULATED PRICE

THIS AGREEMENT is made and entered into this 6th day of December, 2004 by and between LSCP, L.P., an Iowa limited partnership (hereinafter called OWNER) and ICM, Inc., a Kansas corporation (hereinafter called DESIGN/BUILDER).

OWNER and DESIGN/BUILDER, in consideration of the mutual covenants hereinafter set forth, agree as follows:

Article 1.       THE PROJECT AND WORK.

1.01.        DESIGN/BUILDER shall complete all Work for the Project as specified or indicated in the Contract Documents. The Project is generally described as a retrofit of OWNER’s existing fuel-grade ethanol plant located in or around Marcus, Iowa that increases the capacity of said plant to fifty-two (52) million gallons per year of denatured fuel-grade ethanol.  The DESIGN/BUILDER’s Work includes engineering services, labor, materials, and equipment in connection with such retrofit.  A more specific statement of the scope of work to be provided by DESIGN/BUILDER is described in Exhibits A and B.

Article 2.       CONTRACT TIMES.

2.01.        Days to Achieve Substantial Completion and Final Payment.  The Work will be completed and ready for final payment of the Contract Price in accordance with paragraph 13.08 of the General Conditions within thirty (30) days after the date the OWNER shuts down the plant in late March or early April of 2005, unless otherwise provided in the Contract Documents.  During such 30-day period, DESIGN/BUILDER anticipates that the plant will need to be shut down for no more than four (4) days in order for DESIGN/BUILDER to complete the Work.

Article 3.       CONTRACT PRICE.

3.01.        OWNER shall pay DESIGN/BUILDER the Contract Price for completion of the Work in accordance with the Contract Documents.  The Contract Price may be adjusted as provided by the General Conditions.  For all Work, OWNER shall pay to DESIGN/BUILDER a price equal to the aggregate of (i) Four Million Six Hundred Thousand Dollars ($4,600,000), and (ii) amounts due and payable by OWNER to DESIGN/BUILDER under paragraph 2 of Exhibit B.

3.02.        Unless otherwise expressly agreed by the parties, the Work to be performed by DESIGN/BUILDER shall include only those items listed in Exhibits A and B.  Owner shall be responsible for any and all other items relating to such retrofit.

3.03         DESIGN/BUILDER and OWNER agree to maintain the insurance coverage, limits, and deductibles set forth in Exhibit D.

Article 4.       PAYMENT PROCEDURES

4.01         Payment of Contract Price.  DESIGN/BUILDER shall submit and OWNER will process Applications for Payment of the Contract Price in accordance with Article 13 of the General Conditions and Sections 4.01.A. through C. below.

              A.      Down Payment. On or before delivery of the Notice to Proceed, OWNER shall make a down payment of Ten Percent (10%) of the Contract Price to DESIGN/BUILDER, which shall be applied toward the first progress payment with any excess applied toward immediately successive progress payments thereafter.

              B.       Progress Payments.  OWNER shall make progress payments on account of all of the remaining balance of the Contract Price on the basis of DESIGN/BUILDER’s Applications for Payment.  Progress payments shall be due and payable in accordance with 13.04 of the General Conditions.  All such payments will be measured by the acceptable Schedule of Values established under paragraph 2.03.A of the General Conditions.  No retainage will be withheld from such payments.

              C.       Final Payment.  OWNER shall pay the remaining balance, if any, of the Contract Price to DESIGN/BUILDER in accordance with paragraph 13.08 of the General Conditions; provided, however, OWNER may withhold from such payment such amounts as the parties may mutually agree is the reasonable value or cost for DESIGN/BUILDER to complete all remaining or incomplete punch list items.

Article 5.       INTEREST.

5.01.        All moneys not paid by OWNER to DESIGN/BUILDER when due hereunder shall bear interest at the rate of Eighteen Percent (18%) per annum, compounded monthly, from the due date thereof.

Article 6.       DESIGN/BUILDER’S REPRESENTATIONS.

6.01.        DESIGN/BUILDER makes the following representations:

             A.      DESIGN/BUILDER has examined and carefully studied the Contract Documents listed in Sections 7.01.A through C (including the representations and warranties concerning the performance criteria set forth in Exhibit A), and, to the extent prepared (but not yet approved by OWNER) prior to the Effective Date, the documents described in Section 7.01.D.3 and .4.

             B.       DESIGN/BUILDER is familiar with and is satisfied as to all federal, state and local Laws and Regulations in existence on the Effective Date that may affect cost, progress, performance, furnishing, and completion of the Work in accordance with the Contract Documents.

             C.       DESIGN/BUILDER is familiar with the work to be performed by OWNER and others at the Site that relates to the Work as indicated in the Contract Documents.

             D.       DESIGN/BUILDER has correlated the information known to DESIGN/BUILDER, reports and drawings identified in the Contract Documents, and all additional examinations, investigations, tests, studies and data with the Contract Documents.

             E.       DESIGN/BUILDER has given OWNER written notice of all conflicts, errors, ambiguities or discrepancies that DESIGN/BUILDER has discovered in the Contract Documents and the written resolution thereof by OWNER is acceptable to DESIGN/BUILDER, and the Contract Documents are sufficient to indicate and convey understanding of all terms and conditions for performance and furnishing of the Work.

Article 7.       CONTRACT DOCUMENTS.

7.01.        The Contract Documents which comprise the entire agreement between OWNER and DESIGN/BUILDER concerning the Work consist of the following:

                A.    This Agreement (pages 1 to 4, inclusive).

                B.    Exhibits to this Agreement (A to D, inclusive).

                C.    General Conditions of the Contract Between Owner and Design/Builder (pages 1 to 35, inclusive).

                D.    The following which may be delivered, prepared, or issued after the Effective Date of this Agreement and are not attached hereto.

                1.     Notice to Proceed.

                2.     All Written Amendments and other documents amending, modifying or supplementing the Contract Documents pursuant to paragraph 3.03.A of the General Conditions.

                3.     Specifications as defined in paragraph 1.01.A.32 of the General Conditions.

                4.     Drawings as defined in paragraph 1.01.A.16 of the General Conditions.

7.02.        There are no Contract Documents other than those listed above in this Article 7.  The Contract Documents may only be amended, modified or supplemented as provided in paragraph 3.03.A of the General Conditions.

Article 8.       MISCELLANEOUS.

8.01.        The attached General Conditions of the Contract between Owner and Design/Builder are referred to herein as the General Conditions.

8.02.        Terms used in this Agreement which are defined in Article 1 of the General Conditions will have the meanings indicated therein.

8.03.        No assignment by a party hereto of any rights under or interests in the Contract Documents will be binding on another party hereto without the written consent of the party sought to be bound, which consent shall not be unreasonably withheld; and, specifically but without limitation, moneys that may become due and moneys that are due may not be assigned without such consent (except to the extent that the effect of this restriction may be limited by law), and unless specifically stated to the contrary in any written consent to an assignment no assignment will release or discharge the assignor from any duty or responsibility under the Contract Documents.

8.04.        OWNER and DESIGN/BUILDER each binds itself, its successors, assigns and legal representatives to the other party hereto, its successors, assigns and legal representatives in respect to all covenants, agreements and obligations contained in the Contract Documents.

8.05.        Any provision or part of the Contract Documents held to be void or unenforceable under any Law or Regulation shall be deemed stricken, and all remaining provisions shall continue to be valid and binding upon OWNER and DESIGN/BUILDER, who agree that the Contract Documents shall be reformed to replace such stricken provision or part thereof with a valid and enforceable provision that comes as close as possible to expressing the intention of the stricken provision.

8.06.        This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement that is binding upon all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart.  Facsimile signatures of the parties hereto shall be binding.

8.07.        This Agreement will be effective on the date first written above.  Within _____________ (10) days of such effective date, OWNER shall provide to DESIGN/BUILDER the Notice to Proceed and evidence, acceptable to DESIGN/BUILDER, of funding for the Project.

IN WITNESS WHEREOF, OWNER and DESIGN/BUILDER have signed this Agreement on the date first written above.

OWNER: Little Sioux Corn Processors, LP		DESIGN/BUILDER: ICM, Inc.

By:	/s/ Stephen G. Roe	By:	/s/ Dave Vander Griend
Title:	President	Title:	CEO

Name:___________________________

Addresses for giving notices and representatives:

Name:	Stephen G. Roe	Name:	Dave Vander Griend
Title:	General Manager	Title:	C.E.O.
Address:	4808 F Ave., Marcus, IA	Address:	310 N. First Street, Colwich, KS
Phone:	712-376-2815	Phone:	316-796-0900
Facsimile:	712-376-2815	Facsimile:	316-796-0570

Exhibit A

to

Agreement Between Owner and Design/Builder

On the Basis of a Stipulated Price

Performance Criteria

                DESIGN/BUILDER represents and warrants to OWNER that the completed Project will satisfy the following performance criteria.  Prior to final payment under paragraph 13.08 of the General Conditions, DESIGN/BUILDER shall commission the Project and conduct a seven-day performance test to establish compliance with the following performance criteria.  Compliance shall be computed on the average over the seven-day performance test.  If the Project fails to reach such performance criterion, then DESIGN/BUILDER shall (at no additional cost to OWNER) make such changes in design, construction, or equipment as required to meet the criterion, and conduct another seven day performance test.  DESIGN/BUILDER makes no other representation, warranty or guarantee concerning the Project including, without limitation, production of DDGS or CO2, or compliance with any applicable atmospheric emissions standards.

Table 1 ethanol plant criteria—52 MGY capacity

Criteria	Specification	Testing Statement	Documentation
Plant Capacity—fuel-grade ethanol

Capable of operating at a rate of 52 million gallons per year of denatured fuel grade ethanol meeting the specifications of ASTM 4806 and capable of operating at a rate of 675 gallons per minute beer column feed rate.

		Seven-day performance test	Concurrence of production records and a written report from DESIGN/BUILDER.

Exhibit B

to

Agreement Between Owner and Design/Builder

On the Basis of a Stipulated Price

1.             Items Included in Scope of Work:

(a)           Develop ISO Piping Drawings

(b)           Review Permitting at Site

(c)           Revise Permitting as needed

(d)           *Install grating on top of Stillage Tanks

(e)           *Extend Concrete at Wet Feed Pad which consists of:

Design Concrete structure for walls and floor

Purchase and deliver rebar and concrete materials

Pour footings for concrete walls

Pour concrete walls

Pour extended floor

(f)            Install Expansion of RO System which consists of:

Purchase and deliver RO system components which consists of:

                6-3 array RO Filter System

                Tonkaflo high pressure pump

                RO system control package

                4th multimedia filter

Iron Recovery System with 3 cone bottomed tanks, related pumps, chemical feed system, and valves & control system

Run additional piping

Run additional conduit and wires to unit

Install RO system based on US Water design

(g)           Replace Liq Pump which consists of:

Purchase and deliver Liq Pump

Install Liq Pump

Modify Suction and Discharge Piping

(h)           Replace Fermenter Spray Ball CIP Pump which consists of:

Purchase and deliver CIP Pump

Install CIP Pump

Modify Suction and Discharge Piping

(i)            Add onto Process Building MCC which consists of:

Determine electrical load requirements and availability

Purchase and deliver MCC components

Install new MCC cabinet

Install new motor starters

Run Main Power lines to motor starters

Run Conduit from MCC to cable tray network

(j)            Add onto Grain Silo MCC which consists of:

Determine electrical load requirements and availability

Purchase and deliver MCC components

Install new MCC cabinet

Install new motor starters

Run Main Power lines to motor starters

                (k)           *Build Extension onto Maintenance Shop which consists of:

Design Concrete and Structural Steel for Building

Purchase and deliver Steel and Siding

Purchase and deliver culvert and rebar

Reroute Enzyme unloading line

Reroute Acid unloading line

Install culvert at ditch

Pour Concrete driveway

Pour Concrete containment area

Pour footings for steel columns

Remove Garage and Man Door from building

Install Structural Steel for building

Install Steel Siding

Install Roof on Building

Extend conduit and wires for garage door blower

Install Lights in Building

Install Heating units in building

Install Conduit/Wire/Electrical Receptacles

Run plant air and water lines

Install Garage and Man Doors on building

(l)            *Extend Process Building at Fermenters which consists of:

Design Concrete and Structural Steel for Building

Purchase and deliver Steel and Siding

Purchase and deliver rebar

Remove Garage and Man Door from building

Pour footings for steel columns

Install sump pit in floor

Pour Slab floor

Install Structural Steel for building

Install Steel Siding

Install Roof on Building

Build pipe rack for pipes to new Fermenter

Extend conduit/wires and relocate garage door blower

Install lights in extended section

Extend plant air and water hose lines

Install Garage and Man Doors on building

(m)          Install Roller Mills which consists of:

Design support structure for Roller Mills

Design Ductwork pieces

Purchase and deliver Roller Mills and related equip

Run conduit and wires for Roller Mills

Run conduit and wires for instrumentation

Build Support for Roller Mills

Fab new duct transition pieces

Install new duct pieces

Install Roller Mills

Complete Programming for instruments and motor control

(n)           Install New Fermenter which consists of:

Review Underground drawings

Review Soil Analysis

Design Foundation

Design Steel for access and top of tank platform

Site Work for foundation

Pour foundation for Fermenter

Build Tank on site

Install access and top of tank platform

Install Fermenter Agitator

Purchase and deliver Fermenter Agitator

Purchase and deliver CIP Spray Balls

Purchase and deliver CO2 Pressure/Vac Relief

Purchase and deliver Level Transmitter

Purchase and deliver (2) Temperature Transmitters

Purchase and deliver Fermenter Cooler Recir Pump

Purchase and deliver Fermenter #4 Drain Pump

Purchase and deliver Fermenter Cooler

Purchase and deliver Cooling Tower Control Valve

Purchase and deliver Chiller Water Control Valve

Purchase and deliver 12” digital valve

Purchase and deliver 3” digital valve

Purchase and deliver 6” digital valve

Build New CO2 Header

Build new vent lines from fermenters

Build CIP line to top of new Fermenter

Install Fermenter #4 Drain Pump

Run Supply line to Drain Pump

Run Discharge line from Drain Pump

Run Conduit and wires to Fermenter Drain Pump

Run Conduit and wires to Drain Pump Flow Transmitter

Run Conduit and wires to EV Valves

Pour slab foundation for Recirc Pump

Install Fermenter Cooler Recirc Pump

Pour slab foundation for Fermenter Cooler

Set new Fermenter Cooler

Run Cooling water lines to/from Cooler

Run Beer Supply line to Cooler

Run Conduit and wires to Fermenter Recirc Pump

Run Conduit and wires to Fermenter Agitator

Run Conduit and wires to instrumentation

Run Ferm #4 to Beer Well line

Run Supply line to Fermenter Recirc Pump

Run new Ferm Feed line to #4 Ferm

Run CIP line to Fermenter #4 Ferm Feed line

Make Tie in on transfer to Beer Well line

Make Tie in on CIP Line

Make Tie in on Cooling supply/return lines

Make Tie in on Chilled Water line

Make tie in on Fermenter Feed line

Complete Programming for instruments and motor control

(o)           Install CO2 Booster Fan which consists of:

Purchase and deliver Booster Fan

Purchase and deliver Pressure Transmitter

Design Platform

Build and Install Platform

Set Fan onto Platform

Build CO2 Supply to fan

Build Fan discharge ductwork

Run conduit and wires to Pressure Transmitter

Run conduit and wires to Booster Fan

Make Tie ins on CO2 line

Complete Programming for instruments and motor control

                (p)           Install Slurry Tank which consists of:

Review Underground drawings

Review Soil Analysis

Design Foundation

Design Steel for ladder and top of tank platform

Site work for Slurry Tank foundation

Pour foundation for new Slurry Tank

Pour Slab foundation for Slurry Pump

Build Slurry Tank on site

Install ladder and top of tank platform

Purchase and deliver Slurry Tank Agitator

Purchase and deliver Slurry Tank Pump

Purchase and deliver Level Transmitter

Purchase and deliver Level Control Valve

Purchase and deliver steam eductors

Purchase and deliver Temp Transmitter

Purchase and deliver Temp Control Valve

Set Slurry Tank #2 pump

Run conduit and wires for Slurry Tank Pump

Run conduit and wires for Slurry Tank Agitator

Run conduit and wires for instrumentation

Run Slurry Tank #1 to #2 Transfer Pipe

Run Slurry Tank #2 vent line

Run Slurry Tank #2 discharge line

Install Steam eductors on Slurry Tank #2

Run Steam line to Slurry Tank #2

Make tie in on Slurry #1 Discharge

Make tie in for Slurry #2 Vent

Make tie in for Slurry #2 Discharge

Make tie in on Steam line for Tank #2 heaters

Insulate Tank and Piping

Complete Programming for instruments and motor control

                (q)           Upgrade Hydro-heater which consists of:

Purchase and deliver new hydro-heater

Install new hydro-heater

(r)            Install Liquefaction Tank which consists of:

Review Underground drawings

Review Soil Analysis

Design Foundation

                *Design Steel for ladder and top of tank platform (3 tanks)

Site work for Liq Tank foundation

Pour foundation for new Liq Tank

Fab Liq Tank at the site

*Repair existing Liq Tank

*Install ladder and top of tank platform (3 tanks)

Purchase and deliver Liq Tank Agitator

Purchase and deliver Level Transmitter

Purchase and deliver Piping and Valves

Install Liq Tank Agitator

Run conduit and wires for Liq Tank Agitator

Run conduit and wires for instrumentation

Run feed line to new Liq Tank

Run Overflow line from new Liq Tank

Make tie in on Liq Feed Line

Add port to existing Liq #1 for new overflow line

Install 10” valve into feed line to existing Liq #1

Insulate Tank and Piping

Complete Programming for instruments and motor control

Install Mole Sieve Bottles

Review Underground drawings

Review Soil Analysis

Design Foundation and Containment Dike

Design Steel for top of tank platform

Design Steel for additional Regen Condenser Support

Site work for Sieve Bottle foundation

Pour foundation for Sieve Bottles

Pour Containment Dike around Sieve Bottles

Pour slab foundation for Regen Pump

Purchase and deliver Sieve Bottles

Purchase and deliver Pressure Transmitters

Purchase and deliver Temperature Transmitters

Purchase and deliver Steam Flow Control Valve

Purchase and deliver Mole Feed Control Valve

Purchase and deliver Mole Feed Flow Transmitter

Purchase and deliver EV Valves

Purchase and deliver Pressure Relief Valves

Purchase and deliver Regen Condenser

Purchase and deliver Regen Eductor

Purchase and deliver additional Regen Pump

Purchase and deliver Mole Sieve Pressure Control Valve

Purchase and deliver Mole Feed Vaporizer

Purchase and deliver Structural Steel components

Purchase and deliver rebar and concrete materials

Purchase and deliver Piping and Valves

Set Bottles onto foundation

Install Beads and internal equipment into bottles

Build support for Regen Condenser

Set Regen Condenser onto support

Set Regen Pump

Run conduit and wires to Regen Pump

Build Valve Trees for feed/regen/depressure distributors

Install Valve Trees and valves onto Bottles

Run conduit and wires to valves and instrumentation

Run Regen line from Valve Trees to Regen Condenser

Run Regen Condensate line from Condenser to Regen Eductor

Run Regen Pump Supply and Discharge lines

Set new Mole Vaporizer

Run Mole Feed line to new Mole Vaporizer

Run Vapor line from Vaporizer to Valve Trees

Run Vapor Product line to Evap Inlet

Run Condensate line to Existing Condensate line

Make Tie in on Regen Tank

Make Tie in on Regen Pump Suction

Make Tie in on Mole Feed line

Make Tie in on Existing Condensate line

Make Tie in on Evap Inlet

Make Tie in on Steam supply to vaporizer

Insulate Bottles, Vaporizer and Piping

Complete Programming for instruments and motor control

2.             The above items marked with an asterisk (*) are not included in the $4,600,000 portion of the Contract Price.  DESIGN/BUILDER will perform those items for an amount determined pursuant to paragraph 10.02 of the General Conditions.  DESIGN/BUILDER’s fee for overhead and profit under paragraph 10.02.C.1 shall be fifteen percent (15%) of the costs for subcontracts, materials and equipment.  Prior to commencing work on each of those items, DESIGN/BUILDER shall provide a detailed estimate of the cost of such item to OWNER and obtain OWNER’s approval to perform such work.

Exhibit C

to

Agreement Between Owner and Design/Builder

On the Basis of a Stipulated Price

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this “License Agreement”) is entered into and made effective as of the 6th day of December, 2004 (“Effective Date”) by and between LSCP, L.P., an Iowa limited partnership (“OWNER”), and ICM, Inc., a Kansas corporation (“DESIGN/BUILDER”).

                WHEREAS, OWNER and DESIGN/BUILDER have entered into that certain Agreement Between Owner and Design/Builder on a Basis of a Stipulated Price dated December 6, 2004 (the “Design/Build Agreement”) concerning the performance of certain work by DESIGN/BUILDER for the retrofit of OWNER’s ethanol plant currently located in or near Marcus, Iowa (the “Plant”);

                WHEREAS, DESIGN/BUILDER owns certain proprietary technology and information, and will be using such technology and information in performing its obligations under the Design/Build Agreement; and

                WHEREAS, OWNER desires to be granted a limited license to use that proprietary technology and information in connection with the design, construction and operation of the Plant, and DESIGN/BUILDE desires to grant to OWNER such limited license, all upon the terms and conditions set forth herein;

                NOW, THEREFORE, the parties, in consideration of the foregoing premises and the mutual promises contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, agree as follows:

1.             Certain Proprietary Property (as defined below) will be used in the design, construction and operation of the Plant.

2.             Upon OWNER’s payment in full of all amounts due and owing under the Design/Build Agreement (including any license fee set forth therein, if any), DESIGN/BUILDER grants to OWNER a perpetual limited license to use the Proprietary Property solely in connection with the design, construction and operation of the Plant, subject to the limitations provided herein.  This License may be terminated by DESIGN/BUILDER upon OWNER’s failure to cure any default by OWNER of any material duty or obligation of OWNER hereunder within thirty (30) days after written notice thereof is given by DESIGN/BUILDER.

3.             The Proprietary Property includes, without limitation, documents, Operating Procedures (hereinafter defined), operating methods, techniques, protocols, procedures, plans and processes, and other information relating to design, construction and operation of the Plant including the design, arrangement, configuration, and specifications of (i) the combinations of distillation, evaporation, and alcohol dehydration equipment (including, but not limited to, pumps, vessels, tanks, heat exchangers, piping, valves and associated electronic control equipment) and all documents supporting those combinations; (ii) the combination of the distillers grain drying (DGD), and heat recovery steam generation (HRSG) equipment (including, but not limited to, pumps, vessels, tanks, heat exchangers, piping and associated electronic control equipment) and all documents supporting those combinations;

and (iii) the computer system, known as the distributed control system (DCS and/or PLC) (including, but not limited to, the software configuration, programming, parameters, set points, alarm points, ranges, graphical interface, and system hardware connections) and all documents supporting that system.  The “Operating Procedures” include, without limitation, the process equipment and specifications manuals, standards of quality, service protocols, data collection methods, construction specifications, training methods, engineering standards and any other information prescribed by ICM from time to time concerning the Proprietary Property and operations of the Plant.  Proprietary Property shall not include any information or materials that OWNER can demonstrate by written documentation:  (i) was lawfully in the possession of OWNER prior to disclosure by ICM; (ii) was in the public domain prior to disclosure by ICM; (iii) was disclosed to OWNER by a third party having the legal right to possess and disclose such information or materials; or (iv) after disclosure by ICM comes into the public domain through no fault of OWNER or its employees, agents, partners, officers, contractors, consultants or other representatives (hereinafter collectively referred to as “Representatives”).  Information and materials shall not be deemed to be in the public domain merely because such information is embraced by more general disclosures in the public domain, and any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain if the combination itself and its principles of operation are not in the public domain.

4.             Between the parties, DESIGN/BUILDER has the exclusive right and interest in and to the Proprietary Property and the goodwill associated therewith.

5.             OWNER will not, directly or indirectly, contest the ownership of the Proprietary Property.  Any and all modifications to the Proprietary Property by OWNER (or its Representatives) shall be the property of DESIGN/BUILDER.  OWNER shall promptly notify DESIGN/BUILDER of any such modification and OWNER agrees to assign all of its right, title and interest in such modification to DESIGN/BUILDER.

6.             OWNER’s use of the Proprietary Property does not give OWNER any ownership interest or other interest in or to the Proprietary Property except for the limited license granted to OWNER herein.  Nothing in this License Agreement shall be construed or interpreted as granting OWNER a license to use the Proprietary Property in connection with any expansion or enlargement of the Plant beyond the size and configuration originally contemplated in the Design/Build Agreement.

7.             OWNER shall pay no license fee or royalty to DESIGN/BUILDER for OWNER’s use of the Proprietary Property pursuant to the limited license granted to OWNER, other than the amounts described in paragraph 2 above.

8.             OWNER’s failure to materially comply with the Operating Procedures shall void all representations, warranties or guarantees concerning the performance of the Plant given by DESIGN/BUILDER, directly or indirectly, under the Design/Build Agreement or otherwise.

9.             OWNER may not assign the limited license granted herein, in whole or in part, without the prior written consent of DESIGN/BUILDER, which will not be unreasonably withheld or delayed.  Prior to any assignment, OWNER shall obtain from such assignee a written instrument, in form and substance reasonably acceptable to DESIGN/BUILDER, agreeing to be bound by all the terms and provisions of this License Agreement.  Any assignment of this License Agreement shall not release OWNER from (i) its duties and obligations hereunder concerning the disclosure and use of the Proprietary Property, or (ii) damages to DESIGN/BUILDER resulting from, or arising out of, a breach of such duties or obligations by OWNER or its Representatives.  DESIGN/BUILDER may assign its right, title and interest in the Proprietary Property, in whole or part, subject to the limited license granted herein.

10.           The Proprietary Property is confidential and proprietary.  OWNER shall keep the Proprietary Property confidential and shall use all reasonable efforts to maintain the Proprietary Property as secret and confidential for the sole use of OWNER and its Representatives in the design, construction, and operation of the Plant.  OWNER shall retain all Proprietary Property at its place of business and/or the Plant.  Failure to so maintain the Proprietary Property as confidential shall entitle DESIGN/BUILDER to any damages stemming from such failure, to include without limitation, reasonable attorneys’ fees.  OWNER shall not at any time without DESIGN/BUILDER’s prior written consent, copy, duplicate, record, or otherwise reproduce the Proprietary Property, in whole or in part, for any unauthorized persons, or otherwise make the same available to any unauthorized person.  OWNER shall not disclose the Proprietary Property except to its Representatives who are directly involved with the design, construction or operation of the Plant, and even then only to such extent as is necessary and essential for such Representatives’ involvement.  OWNER shall inform such Representatives of the confidential and proprietary nature of such information.  OWNER shall make all reasonable efforts to safeguard the Proprietary Property from disclosure by its Representatives to anyone other than permitted hereby.  In the event that OWNER or its Representatives are required by law to disclose the Proprietary Property, OWNER shall provide DESIGN/BUILDER with prompt written notice of same so that DESIGN/BUILDER may seek a protective order or other appropriate remedy.  In the event that such protective order or other appropriate remedy is not obtained, OWNER or its Representatives will furnish only that portion of the Proprietary Property which in the reasonable opinion of its or their legal counsel is legally required.

11.           OWNER agrees to indemnify DESIGN/BUILDER for any and all damages (including, without limitation, reasonable attorneys’ fees) arising out of or resulting from any unauthorized disclosure or use of the Proprietary Property by OWNER or its Representatives.  OWNER agrees that DESIGN/BUILDER would be irreparably damaged by reason of any violation of the provisions contained herein and that any remedy at law for a breach of such provisions would be inadequate.  Therefore, DESIGN/BUILDER shall be entitled to seek injunctive or other equitable relief in a court of competent jurisdiction against OWNER or its Representatives, or both, for any breach or threatened breach of OWNER’s duties and obligations contained herein without the necessity of proving actual monetary loss or posting any bond.  It is expressly understood that the remedy described herein shall not be the exclusive remedy of DESIGN/BUILDER for any breach of such covenants, and DESIGN/BUILDER shall be entitled to seek such other relief or remedy, at law or in equity, to which it may be entitled as a consequence of any breach of such duties or obligations.

12.           All provisions of this License Agreement shall survive and remain in full force and effect notwithstanding any termination or expiration of the Design/Build Agreement.

13.           The laws of the State of Kansas and the United States of America shall govern the validity of the provisions contained herein, the construction of such provisions, and the interpretation of the rights and duties of the parties.  Any legal action brought to enforce or construe the provisions of this License Agreement shall be brought in courts located in Kansas, and the parties agree to and hereby submit to the exclusive jurisdiction of such courts and agree that they will not invoke the doctrine of forum non conveniens or other similar defenses in any such action brought in such courts.

14.           OWNER agrees to notify DESIGN/BUILDER promptly of any attempt by any unauthorized person to use the Proprietary Property, and of any action involving the Proprietary Property that is threatened or instituted by any person against OWNER; and if any action is so instituted against

OWNER, DESIGN/BUILDER is hereby authorized (but not obligated) to defend the action on OWNER’s behalf, and to take whatever other steps DESIGN/BUILDER deems necessary to defend such action and/or otherwise to protect its ownership and rights in the Proprietary Property.  Whenever OWNER learns of any infringement or threatened infringement of the Proprietary Property, OWNER shall forthwith give written notice thereof to DESIGN/BUILDER and provide DESIGN/BUILDER with all information it has acquired with respect thereto.  DESIGN/BUILDER shall determine, in its absolute discretion, whether to institute or defend such proceedings, as the case may be, with regard to each of the foregoing matters.  OWNER shall not institute any proceedings relating to the Proprietary Property, in any capacity, without the prior written consent of DESIGN/BUILDER.  In the event that DESIGN/BUILDER undertakes the defense or prosecution of any such proceedings, OWNER agrees to execute and deliver such documents and do such things, including, without limitation, being made a party to such proceedings, at DESIGN/BUILDER’s expense, as may be deemed necessary or advisable by counsel on behalf of DESIGN/BUILDER in order to assist DESIGN/BUILDER in enforcing its right, title and interest in the Proprietary Property.

15.           The provisions of the Design/Build Agreement (including without limitation, Section 16.06 of the General Condition thereto) are part of, and incorporated into, this License Agreement and this License Agreement should be interpreted consistently therewith.   Unless otherwise defined herein or unless the context otherwise requires, capitalized terms used herein shall have the meaning given to such terms in the Contract Documents.  In the event any of the provisions of this License Agreement is contrary to any provision in the Design/Build Agreement (or any other document referenced therein), the provision of this License Agreement shall supercede and have precedence over such contrary provision.  The terms and conditions of this License Agreement and the Design/Build Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede any prior understandings, agreements or representations by or between the parties, written or oral.

16.           DESIGN/BUILDER represents and warrants that OWNER’s use of the Proprietary Property in accordance with the terms of this License Agreement does not infringe any patent or other proprietary right or interest of any third party.  Subject to the limitations of liability set forth in Section 16.06 of the General Condition of the Design/Build Agreement, DESIGN/BUILDER agrees to defend, indemnify and hold harmless OWNER from and against any and all costs (including reasonable attorneys’ fees) arising out of or resulting from the actual or alleged infringement of any patent or other proprietary right or interest of a third party pertaining to OWNER’s use of the Proprietary Property.  OWNER shall promptly notify DESIGN/BUILDER upon becoming aware of such infringement claim.  DESIGN/BUILDER, in order to avoid such infringement claims, shall have the right at its expense to substitute non-infringing equipment, materials and processes so they become non-infringing, or to obtain the necessary licenses to use the infringing equipment, materials or processes provided that such substituted and modified equipment, materials or processes shall meet all the requirements and be subject to all the provisions of the Design/Build Agreement.

17.           This License Agreement may not be modified or amended at any time without the written consent of the parties.

18.           All notices, requests, demands, reports, statements or other communications (herein referred to collectively as “Notices”) required to be given hereunder or relating to this License Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if sent to such party by overnight courier service (such as DHL) at the respective address of such party set forth above.   Any party hereto may, at any time, designate a different address to which Notices shall be directed by providing written notice in the manner set forth in this paragraph.

19.           In the event that any of the terms, conditions, covenants or agreements contained in this License Agreement, or the application of any thereof, shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such term, condition, covenant or agreement shall be deemed void ab initio and shall be deemed severed from this License Agreement.  In such event, and except if such determination by a court of competent jurisdiction materially changes the rights, benefits and obligations of the parties under this License Agreement, the remaining provisions of this License Agreement shall remain unchanged unaffected and unimpaired thereby and, to the extent possible, such remaining provisions shall be construed such that the purpose of this License Agreement and the intent of the parties can be achieved in a lawful manner.

20.           The duties and obligations herein contained shall bind, and the benefits and advantages shall inure to, the respective successors and assigns of the parties hereto.

21.           The waiver by any party hereto of the breach of any term, covenant, agreement or condition herein contained shall not be deemed a waiver of any subsequent breach of the same or any other term, covenant, agreement or condition herein, nor shall any custom, practice or course of dealings arising among the parties hereto in the administration hereof be construed as a waiver or diminution of the right of any party hereto to insist upon the strict performance by any other party of the terms, covenants, agreement and conditions herein contained.

22.           In this License Agreement, where applicable, (i) references to the singular shall include the plural and references to the plural shall include the singular, and (ii) references to the male, female, or neuter gender shall include references to all other such genders where the context so requires.

IN WITNESS WHEREOF, the parties hereto have executed this License Agreement, the Effective Date of which is indicated on page 1 of this License Agreement.

OWNER:	DESIGN/BUILDER:
Little Sioux Corn Processors, LP	ICM, Inc.
By: /s/ Steven G. Roe	By: /s/ Dave Vander Griend
Title: President	Title: C.E.O.
Date Signed: December 1, 2004	Date Signed: December 6, 2004
Address for giving notices:	Address for giving notices:
301 N First Street
Colwich, KS 67030

Exhibit D

to

Agreement Between Owner and Design/Builder

On the Basis of a Stipulated Price

INSURANCE

DESIGN/BUILDER will maintain the following coverage and limits:

1.             Commercial General Liability

                $1,000,000 limit per occurrence

                $2,000,000 per annual aggregate

2.             Commercial Auto Liability Insurance

$1,000,000 per accident

3.             Workers Compensation

                Statutory state coverage

                Employers Liability $1,000,000

4.             Umbrella (Excess) Liability

                $5,000,000 per occurrence

OWNER will maintain the following coverage and limits:

1.             Commercial General Liability

                $1,000,000 limit per occurrence

                $2,000,000 per annual aggregate

2.             Commercial Auto Liability Insurance

$1,000,000 per accident

3.             Workers Compensation

                Statutory state coverage

                Employers Liability $500,000

4.             Umbrella (Excess) Liability

                $5,000,000 per occurrence

5.             Builder’s Risk

                Limit to be not less than the contract price

GENERAL CONDITIONS OF THE

CONTRACT BETWEEN

OWNER AND DESIGN/BUILDER

ARTICLE 1—DEFINITIONS

1.01       Defined Terms

      A.    Wherever used in these General Conditions or in the other Contract Documents the following terms have the meanings indicated which are applicable to both the singular and plural thereof:

                   1.       Agreement—The Agreement Between Owner and Design/Builder on the Basis of a Stipulated Price covering the Work.  Other Contract Documents are incorporated into the Agreement and made a part thereof as provided therein.

                   2.       Application for Payment—The form which is to be used by DESIGN/BUILDER in requesting progress or final payments and which is to be accompanied by such supporting documentation as is required by the Contract Documents.

                   3.       Asbestos—Any material that contains more than one percent (1%) asbestos and is friable or is releasing asbestos fibers into the air above current action levels established by the United States Occupational Safety and Health Administration.

                   4.       Bonds—Performance and payment bonds and other instruments of security.

                   5.       Cash Flow Projection—A schedule prepared by DESIGN/BUILDER estimating that portion of the Contract Price to be due during each month of performance.

                   6.       Change Order—A written order which is signed by DESIGN/BUILDER and OWNER which authorizes an addition, deletion or revision in the Work, or an adjustment in the Contract Price or the Contract Times, issued on or after the Effective Date of the Agreement.

                   7.     Construction—The performing or furnishing of labor, the furnishing and incorporating of materials and equipment into the Work and the furnishing of services (other than Design Professional Services) and documents, all as required by the Contract Documents.  Construction includes the materials and equipment incorporated into the Project.

                   8.     Construction Subagreement—A written agreement between DESIGN/BUILDER and a construction contractor for provision of Construction.

                   9.     Contract Documents—The Agreement and related exhibits, the Notice to Proceed, these General Conditions, the Specifications and the Drawings together with all Change Orders, and Written Amendments, issued on or after the Effective Date of the Agreement.

                   10.    Contract Price—The moneys payable by OWNER to DESIGN/BUILDER for completion of the Work in accordance with the Contract Documents.

                   11.    Contract Times—The number of days or the dates stated in the Agreement (i) to achieve Substantial Completion, and (ii) to complete the Work so that it is ready for final payment of the Contract Price in accordance with paragraph 13.08.

                   12.     defective—An adjective which when modifying the term Construction refers to Construction that is unsatisfactory, faulty or deficient, in that it does not conform to the Contract Documents, or does not meet the requirements of any inspection, reference standard, test or approval referred to in the Contract Documents, or has been damaged prior to OWNER’s final payment.

                   13.     DESIGN/BUILDER—ICM, Inc., a Kansas corporation.

                   14.     Design Subagreement—A written agreement between DESIGN/BUILDER and a design professional for provision of Design Professional Services.

                   15.     Design Professional Services—Services provided by or for licensed design professionals during Construction, or operational phases of the Project, including the development of drawings, Specifications, and other design submittals specified by the Contract Documents and required to be performed by licensed design professionals..

                   16.     Drawings—Those portions of the Contract Documents prepared by or for DESIGN/BUILDER and approved by OWNER consisting of drawings, diagrams, illustrations, schedules and other data which show the scope, extent, and character of the Work.

                   17.     Effective Date of the Agreement—The date indicated in the Agreement on which it becomes effective, but if no such date is indicated it means the date on which the Agreement is signed and delivered by the last of the two parties to sign and deliver.

                   18.     Engineer—A duly licensed individual or entity designated by DESIGN/BUILDER to perform or furnish specified Design Professional Services in connection with the Work.

                   19.   Hazardous Condition—The presence at the Site of Asbestos, Hazardous Waste, PCB’s, Petroleum Products or Radioactive Materials in such quantities or circumstances that there is a danger to persons or property.

                   20.    Hazardous Waste—The term Hazardous Waste shall have the meaning provided in Section 1004 of the Solid Waste Disposal Act (42 USC Section 6903).

                   21.    Laws and Regulations; Laws or Regulations—Any and all applicable laws, rules, regulations, ordinances, codes, permits, and orders of any and all governmental bodies, agencies, authorities and courts having jurisdiction.

                   22.    Liens—Charges, security interests or encumbrances upon real property or personal property.

                   23.    Notice to Proceed—A written notice given by OWNER to DESIGN/BUILDER fixing the date on which the Contract Times will commence to run.

                   24.    OWNER—The public body, or authority, individual or entity with whom DESIGN/BUILDER has entered into the Agreement and for whom the Work is to be provided.

                   25.     PCBs—Polychlorinated biphenyls.

                   26.     Petroleum—Petroleum, including crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute), such as oil, petroleum, fuel oil, oil sludge, oil refuse, gasoline, kerosene, and oil mixed with other non-Hazardous Wastes and crude oils.

                   27.     Project—The Construction to be provided under the Contract Documents as provided in paragraph 1.01 of the Agreement.

                   28.     Radioactive Material—Source, special nuclear, or byproduct material as defined by the Atomic Energy Act of 1954 (42 USC Section 2011 et seq.) as amended from time to time.

                   29.    Schedule of Values—A schedule prepared by DESIGN/BUILDER and acceptable to OWNER indicating that portion of the Contract Price to be paid for each major component of the Work.

                   30.    Site—Lands or other areas designated in the Contract Documents as being furnished by OWNER for the performance of the Construction, storage, or access.

                   31.    Specifications—Those portions of the Contract Documents prepared by or for DESIGN/BUILDER and approved by OWNER consisting of written technical descriptions of materials, equipment, construction systems, standards and workmanship as applied to the Construction and certain administrative details applicable thereto.

                   32.    Subcontractor—An individual or entity other than a Supplier or Engineer having a direct contract with DESIGN/BUILDER or with any other Subcontractor for the performance of a part of the Work.

                   33.    [not used]

                   34.    Substantial Completion—The time at which the Construction (or a specified part) has progressed to the point where it is sufficiently complete, in accordance with the Contract Documents, so that ethanol can be produced at the capacity of 52 million gallons per year.  The terms “substantially complete” and “substantially completed” as applied to the Construction refer to Substantial Completion of Construction.

                     35.    Supplier—A manufacturer, fabricator, supplier, distributor, materialman or vendor having a direct contract with DESIGN/BUILDER or with any Subcontractor to furnish materials or equipment to be incorporated in the Work by DESIGN/BUILDER or any Subcontractor.

                   36.     Work—The entire completed construction or the various separately identifiable parts thereof required to be performed or furnished under the Contract Documents.  Work includes and is the result of performing or furnishing Design Professional Services and Construction required by the Contract Documents.

                   37.     Written Amendment—A written amendment of the Contract Documents, signed by OWNER and DESIGN/BUILDER on or after the Effective Date of the Agreement and normally dealing with the nonengineering or nontechnical rather than strictly design or construction-related aspects of the Contract Documents.

ARTICLE 2—PRELIMINARY MATTERS

2.01     Commencement of Contract Times; Notice to Proceed

                A.            The Contract Times will commence to run on the day indicated in the Notice to Proceed.  A Notice to Proceed may be given at any time within the period of time set forth in Section 9.07 of the Agreement.

2.02     Starting the Work

       A.     DESIGN/BUILDER shall start to perform the Work on the date when the Contract Times commence to run.

2.03     Before Starting Construction

       A.     DESIGN/BUILDER shall submit the following for review within ten (10) days after commencement of the Contract Times:

                            1.      A preliminary progress schedule indicating the times (number of days or dates) for starting and completing the various stages in the design and construction of the Work;

                   2.     A preliminary Schedule of Values for all of the Work, which will include quantities and prices of items aggregating the Contract Price and will subdivide the Work into component parts in sufficient detail acceptable to OWNER to serve as the basis for progress payments during performance of the Work.  Such prices will include a pro rata amount of overhead and profit applicable to each item of Work; and

                   3.     A preliminary Cash Flow Projection.

      B.     Before any Work is started, DESIGN/BUILDER and OWNER shall each deliver to the other, with copies to each additional insured, certificates of insurance (and other evidence of insurance which either of them or any additional insured may reasonably request) which DESIGN/BUILDER and OWNER respectively are required to purchase and maintain in accordance with paragraphs 5.02.A, 5.04.A and 5.04.B.

2.04       Initial Conference

      A.    Within twenty (20) days after the Contract Times start to run, a conference by telephone or in person with OWNER, DESIGN/BUILDER and others as appropriate will be held to establish a working understanding among the parties as to the Work and to discuss the design concepts, schedules referred to in paragraph 2.03.A, processing Applications for Payment, maintaining required records, items required pursuant to paragraph 8.01.A.6 and other matters.

2.05       Initially Acceptable Schedules

      A.    At least ten (10) days before submission of the first Application for Payment a conference by telephone or in person with DESIGN/BUILDER, OWNER and others as appropriate will be held to review for acceptability the schedules submitted in accordance with paragraph 2.03.A.  DESIGN/BUILDER shall have an additional ten (10) days to make corrections and adjustments and to complete and resubmit the schedules.  No progress payment shall be made to DESIGN/BUILDER until the schedules are submitted to and acceptable to OWNER as provided below. The progress schedule will be acceptable to OWNER as providing an orderly progression of the Work to completion within the Contract Times, but such acceptance will neither impose on OWNER responsibility for the sequencing, scheduling or progress of the Work nor interfere with or relieve DESIGN/BUILDER from DESIGN/BUILDER’s full responsibility therefor.  The format and structure of the progress schedule will be acceptable to OWNER.  OWNER’s acceptance shall not be deemed to confirm that the schedule is a reasonable plan for performing the Work.  DESIGN/BUILDER’s Schedule of Values and Cash Flow Projection will be acceptable to OWNER as to form and substance.

ARTICLE 3—CONTRACT DOCUMENTS:  INTENT, AMENDING, REUSE

3.01     Intent

       A.     The Contract Documents comprise the entire agreement between OWNER and DESIGN/BUILDER concerning the Work.  The Contract Documents are complementary; what is called for by one is as binding as if called for by all.  The Contract Documents will be construed in accordance with the laws of the State of Kansas.  Except as otherwise required by applicable Laws and Regulations, the Contract Documents shall govern the obligations of the parties regarding the Work and Project.

       B.     It is the intent of the Contract Documents to describe a functionally complete Project to be designed and constructed in accordance with the Contract Documents.  Any Work, materials or equipment that may reasonably be inferred from the Contract Documents or from prevailing custom or trade usage as being required to produce the intended result will be furnished and performed whether or not specifically called for.  When words or phrases which have a well-known technical or construction industry or trade meaning are used to describe work, materials or equipment, such words or phrases shall be interpreted in accordance with that meaning.

3.02     References

       A.     Reference to standards, specifications, manuals or codes of any technical society, organization or association, or to the Laws or Regulations of any governmental authority, whether such reference be specific or by implication, shall mean the latest standard, specification, manual, code or Laws or Regulations in effect on the Effective Date of the Agreement except as may be otherwise specifically stated in the Contract Documents.

      B.     No provision of any standard, specification, manual, code or instruction shall be effective to change the duties and responsibilities of OWNER, DESIGN/BUILDER or any of their subcontractors, consultants, agents, or employees from those set forth in the Contract Documents, nor shall it be effective to assign to OWNER any duty or authority to supervise or direct the furnishing or performance of the Work or any duty or authority to undertake responsibility inconsistent with the provisions of Article 8 or any other provision of the Contract Documents.

3.03                     Amending and Supplementing Contract Documents

      A.    The Contract Documents may be amended to provide for additions, deletions and revisions in the Work or to modify the terms and conditions thereof in one or more of the following ways:

                     1.    A Change Order; or

                     2.    A formal Written Amendment.

3.04                       Reuse of Documents

         A.   All documents including Drawings and Specifications prepared or furnished by DESIGN/BUILDER pursuant to the Contract Documents are instruments of service in respect of the Project and DESIGN/BUILDER shall retain an ownership and property interest therein whether or not the Project is completed.  OWNER may make and retain copies for information and reference in connection with the use and occupancy of the Project by OWNER and others; however, such documents are not intended or represented to be suitable for reuse by OWNER or others on extensions of the Project or on any other project.  Any reuse without written verification or adaptation by DESIGN/BUILDER for the specific purpose intended will be at OWNER’s sole risk and without liability or legal exposure to DESIGN/BUILDER, and OWNER shall indemnify and hold harmless DESIGN/BUILDER, Subcontractors, and Engineer from all claims, damages, losses and expenses including attorneys’ fees arising out of or resulting therefrom.  Any such verification or adaptation will entitle DESIGN/BUILDER to further compensation at rates to be agreed upon by OWNER and DESIGN/BUILDER.

       B.     In addition to paragraph 3.04.A, all documents including Drawings and Specifications prepared or furnished by DESIGN/BUILDER pursuant to the Contract Documents are subject to the use and disclosure restrictions set forth in Exhibit C attached to the Agreement.  Nothing contained in paragraph 3.04.A. shall be construed or interpreted as granting OWNER any rights or interest in the PROPRIETARY PROPERTY (as defined in Exhibit C) other than as expressly provided in Exhibit C attached to the Agreement.

ARTICLE 4—AVAILABILITY OF LANDS; DIFFERING SITE CONDITIONS; REFERENCE POINTS; HAZARDOUS CONDITIONS

4.01     Availability of Lands

       A.     OWNER shall furnish, as indicated in the Contract Documents, the lands upon which the Construction is to be performed, rights-of-way and easements for access thereto, and such other lands which are designated for the use of DESIGN/BUILDER.

      B.     Upon reasonable written request, OWNER shall furnish DESIGN/BUILDER with a correct statement of record legal title and legal description of the lands upon which the Construction is to be performed and OWNER’s interest therein.  OWNER shall identify any encumbrances or restrictions not of general application but specifically related to use of lands so furnished with which DESIGN/BUILDER will have to comply in performing the Work.  Easements for permanent structures or permanent changes in existing facilities will be obtained and paid for by OWNER, unless otherwise provided in the Contract Documents.

      C.     OWNER shall provide any of its lands and access thereto that may be required for temporary construction facilities or storage of materials and equipment.

4.02       Differing Site Conditions

      A.    DESIGN/BUILDER shall promptly, and before the conditions are disturbed, give a written notice to OWNER of (i) subsurface or latent physical conditions at the Site which differ materially from those indicated in the OWNER’s geotechnical report for the Project site or the land and grading specifications required by DESIGN/BUILDER, or (ii) unknown physical conditions at the Site, of an unusual nature, which differ materially from those ordinarily encountered and generally recognized as inhering in work of the character called for by the Contract Documents.

      B.     OWNER will investigate the site conditions promptly after receiving the notice.  If the conditions do materially so differ and cause an increase or decrease in the DESIGN/BUILDER’s cost of performing any part of the Work, an equitable adjustment shall be made under this clause and the Contract Price modified in writing by Change Order in accordance with Article 9.

      C.     No request by DESIGN/BUILDER for an equitable adjustment under paragraph 4.02 shall be allowed unless DESIGN/BUILDER has given the written notice required; provided that the time prescribed in paragraph 9.02.A for giving written notice may be extended by OWNER.

4.03       Reference Points

      A.    DESIGN/BUILDER shall be responsible for laying out the construction and shall protect and preserve the reference points established by OWNER pursuant to paragraph 8.01.A.6.e and shall make no changes or relocations without the prior written approval of OWNER.  DESIGN/BUILDER shall report to OWNER whenever any reference point or property monument is lost or destroyed or requires relocation because of necessary changes in grades or locations, and shall be responsible for the accurate replacement or relocation of such reference points or property monuments by professionally qualified personnel.

4.04     Hazardous Conditions

       A.     OWNER represents and warrants that there is no Hazardous Condition or materials that could create a Hazardous Condition existing at the Site as of the Effective Date of the Agreement that has not been previously disclosed in writing by OWNER to DESIGN/BUILDER and that OWNER will be responsible for any Hazardous Condition encountered at the Site which was not identified in the Contract Documents to be within the scope of the Work.  OWNER shall not be responsible for materials creating a Hazardous Condition brought to the Site by DESIGN/BUILDER, Subcontractors, Suppliers or anyone else for whom DESIGN/BUILDER is responsible.

       B.     DESIGN/BUILDER and any affected Subcontractor shall immediately (i) stop all Construction in connection with such Hazardous Condition and in any area affected thereby (except in an emergency as required by paragraph 6.15), and (ii) notify OWNER (and thereafter confirm such notice in writing).  OWNER shall promptly determine the necessity of retaining a qualified expert to evaluate such Hazardous Condition or take corrective action, if any.  DESIGN/BUILDER shall not be required to resume Construction in connection with such Hazardous Condition or in any such affected area until after OWNER has obtained any required permits related thereto and delivered to DESIGN/BUILDER special written notice (i) specifying that such Hazardous Condition and any affected area is or has been rendered safe for the resumption of Construction, or (ii) specifying any special conditions under which such Construction may be resumed safely.  If OWNER and DESIGN/BUILDER cannot agree as to entitlement to or the amount or extent of an adjustment, if any, in Contract Price as a result of such Construction stoppage or such special conditions under which Construction is agreed by DESIGN/BUILDER to be resumed, either party may make a claim therefor as provided in Article 9.

       C.     To the fullest extent permitted by Laws and Regulations, OWNER shall indemnify and hold harmless DESIGN/BUILDER, Subcontractors, Suppliers, Engineers and the officers, directors, employees, agents, other consultants and subcontractors of each and any of them from and against all claims, costs, losses and damages (including but not limited to all reasonable fees and charges of engineers, architects, attorneys and other professionals and all court or arbitration or other dispute resolution costs) arising out of or resulting from such Hazardous Condition.  Nothing in this paragraph 4.04.C shall obligate OWNER to indemnify any individual or any entity, including DESIGN/BUILDER, from and against the consequences of that individual’s or entity’s own negligence or willful misconduct.  OWNER shall not be obligated to indemnify or hold harmless DESIGN/BUILDER, Subcontractors, Suppliers or any other individual or any entity for any such claim, cost, loss or damage arising out of or resulting from materials creating a Hazardous Condition brought to the Site by DESIGN/BUILDER, Subcontractors, Suppliers or any other party for whom DESIGN/BUILDER is responsible.  DESIGN/BUILDER shall indemnify and hold harmless OWNER and OWNER’s officers, directors, employees, agents, other consultants and subcontractors and any of them from and against all claims, costs, losses and damages (including but not limited to all reasonable fees and charges of engineers, architects, attorneys and other professionals and all court or arbitration or other dispute resolution costs) arising out of or resulting from materials creating a Hazardous Condition brought to the Site by DESIGN/BUILDER, Subcontractors, Suppliers or any other party for whom DESIGN/BUILDER is responsible.

ARTICLE 5—BONDS AND INSURANCE

5.01       Performance, Payment and Other Bonds

       A.     DESIGN/BUILDER shall not be required to furnish a performance, payment or any other Bonds.

5.02     DESIGN/BUILDER’s Liability Insurance

       A.     DESIGN/BUILDER shall purchase and maintain such Commercial General Liability (subject to customary exclusions in respect of professional liability), Automobile Liability and Worker’s Compensation insurance as is appropriate for the Work being performed and furnished and as will provide protection from claims set forth below which may arise out of or result from DESIGN/BUILDER’s performance and furnishing of the Work and DESIGN/BUILDER’s other obligations under the Contract Documents, whether it is to be performed or furnished by DESIGN/BUILDER, any Subcontractor or Supplier, or by anyone directly or indirectly employed by any of them to perform or furnish any of the Work, or by anyone for whose acts any of them may be liable:

                   1.     Claims under workers’ compensation, disability benefits and other similar employee benefit acts;

                   2.     Claims for damages because of bodily injury, occupational sickness or disease, or death of DESIGN/BUILDER’s employees;

                   3.     Claims for damages because of bodily injury, sickness or disease, or death of any person other than DESIGN/BUILDER’s employees;

                     4.      Claims for damages insured by customary personal injury liability coverage which are sustained (i) by any person as a result of an offense directly or indirectly related to the employment of such person by DESIGN/BUILDER, or (ii) by any other person for any other reason;

                   5.       Claims for damages, other than to the Work itself, because of injury to or destruction of tangible property wherever located other than claims under paragraph 5.02.A.7. below, including loss of use resulting therefrom;

                   6.       Claims for damages because of bodily injury or death of any person or property damage arising out of the ownership, maintenance or use of any motor vehicle; and

                   7.       Claims for professional errors and omissions arising from the Design Professional Services provided for the Project.

                   B.     The policies of insurance required by paragraph 5.02.A shall:

                   1.       With respect to insurance required by paragraphs 5.02.A.3 through 5.02.A.6 inclusive, include as additional insureds OWNER and any other persons or entities identified in writing by OWNER, all of whom shall be listed as additional insureds, and include coverage for the respective officers and employees of all such additional insureds;

                   2.       Include at least the specific coverages and be written for not less than the limits of liability set forth in Exhibit D or required by Laws or Regulations, whichever is greater;

                   3.       Include completed operations insurance;

                   4.       Include contractual liability insurance covering DESIGN/BUILDER’s indemnity obligations under paragraphs 6.06, 6.10 and 6.19;

                   5.       Contain a provision or endorsement that the coverage afforded will not be cancelled, materially changed or renewal refused until at least thirty (30) days prior written notice has been given to OWNER and each other additional insured to whom a certificate of insurance has been issued (and the certificates of insurance furnished by the DESIGN/BUILDER pursuant to paragraph 5.08.B will so provide);

      6.       Remain in effect at least until final payment and at all times thereafter when DESIGN/BUILDER may be correcting, removing or replacing defective Construction in accordance with paragraphs 12.06 and 12.07;

                   7.      With respect to completed operations insurance, remain in effect for at least one year after final payment (and DESIGN/BUILDER shall furnish OWNER and each other additional insured to whom a certificate of insurance has been issued evidence satisfactory to OWNER and any such additional insured of continuation of such insurance at final payment); and

                   8.      DESIGN/BUILDER shall maintain in effect all insurance coverage required under this paragraph at the DESIGN/BUILDER’S sole expense with insurance companies (and policies) approved by OWNER and lawfully authorized to do business in the jurisdiction in which the Project is located.  If the DESIGN/BUILDER fails to obtain or maintain any insurance coverage required under this Agreement, the OWNER may purchase such coverage and charge the expense to the DESIGN/BUILDER, or terminate this Agreement for cause in accordance with paragraph 14.02 below.

5.03        OWNER’s Liability Insurance

       A.     In addition to the insurance required to be provided by DESIGN/BUILDER under paragraph 5.02, OWNER, at OWNER’s option, may purchase and maintain at OWNER’s expense OWNER’s own liability insurance as will protect OWNER against claims which may arise from operations under the Contract Documents.

5.04     Property Insurance

       A.  OWNER shall purchase and maintain property insurance upon the Construction at the Site in the amount of the full replacement cost thereof at the OWNER’s sole expense with insurance companies (and policies) approved by DESIGN/BUILDER and lawfully authorized to do business in the jurisdiction in which the Project is located (subject to such deductible amounts as may be agreed to by OWNER and DESIGN/BUILDER or as may be required by Laws and Regulations).  This insurance will:

                   1.     Include the interests of OWNER, DESIGN/BUILDER, Subcontractors, and any other persons or entities listed as an insured or additional named insured;

                     2.     Be written on a Builder’s Risk “all-risk” or equivalent policy form that shall at least include insurance for physical loss and damage to the Construction, temporary buildings, falsework and all materials and equipment in transit, and shall insure against at least the following perils or causes of loss:  fire, lightning, extended coverage, theft, vandalism and malicious mischief, earthquake, collapse, debris removal, demolition occasioned by enforcement of Laws and Regulations, water damage, flood, system testing, and such other perils or causes of loss as may be agreed in writing by DESIGN/BUILDER and OWNER;

                   3.       Include expenses incurred in the repair or replacement of any insured property (including but not limited to fees and charges of engineers and architects);

                   4.       Cover materials and equipment stored at the Site or at another location that was agreed to in writing by OWNER prior to being incorporated in the Construction, provided that such materials and equipment have been included in an Application for Payment approved by OWNER; and

5.       Be maintained in effect until final payment is made unless otherwise agreed to in writing by OWNER and DESIGN/BUILDER with thirty (30) days written notice to each other additional insured to whom a certificate of insurance has been issued.

      B.     OWNER shall purchase and maintain such boiler and machinery insurance or additional property insurance as DESIGN/BUILDER may reasonably require or required by Laws and Regulations which will include the interests of OWNER, DESIGN/BUILDER, Subcontractors, and other individuals and entities listed as an insured or additional insured.

                         C.     All the policies of insurance (and the certificates or other evidence thereof) required to be purchased and maintained by OWNER in accordance with paragraph 5.04 will contain a provision or endorsement that the coverage afforded will not be cancelled or materially changed or renewal refused until at least thirty (30) days prior written notice has been given to DESIGN/BUILDER and to each other additional insured to whom a certificate of insurance has been issued.

       D.     OWNER shall not be responsible for purchasing and maintaining any property insurance to protect the interests of DESIGN/BUILDER, Subcontractors, Suppliers, Engineers or others in the Work to the extent of any deductible amounts agreed to by OWNER and DESIGN/BUILDER.  The risk of loss within such identified deductible amounts will be borne by DESIGN/BUILDER, Subcontractor or others suffering any such loss and if any of them wishes property insurance coverage within the limits of such deductible amount, each may purchase and maintain it at the purchaser’s own expense.

       E.      If DESIGN/BUILDER requests in writing that other special insurance be included in the property insurance policies provided under paragraph 5.04, OWNER shall, if possible, include such insurance, and the cost thereof will be charged to DESIGN/BUILDER by appropriate Change Order or Written Amendment.  Prior to commencement of the Work at the Site, OWNER shall in writing advise DESIGN/BUILDER whether or not such other insurance has been procured by OWNER.

5.05        Waiver of Subrogation Rights

      A.     OWNER and DESIGN/BUILDER intend that all policies purchased in accordance with paragraph 5.04 will protect OWNER, DESIGN/BUILDER, Engineers, Subcontractors, others who may have a financial interest in the Project, and all other individuals or entities listed as insureds or additional insureds in such policies and will provide primary coverage for all losses and damages caused by the perils or causes of loss covered thereby.  All such policies shall contain provisions to the effect that in the event of payment of any loss or damage the insurers will have no rights of recovery against any of the insureds or additional insureds thereunder.  Each party waives all rights against the other party and its officers, directors, employees, members, and agents for all losses and damages caused by, arising out of or resulting from any of the perils or causes of loss covered by such policies and any other property insurance applicable to the Work.

5.06       Receipt and Application of Proceeds

      A.    Any insured loss under the policies of insurance required by paragraph 5.04 will be adjusted with OWNER and made payable to OWNER as fiduciary for the benefit of insureds, as their interests may appear, subject to the requirements of any applicable mortgage clause and of paragraph 5.06.B.  OWNER shall deposit in a separate account any money so received, and shall distribute it in accordance with such agreement as the parties in interest may reach.  If no other special agreement is reached the damaged Work shall be repaired or replaced, the moneys so received applied on account thereof and the Work and the cost thereof covered by an appropriate Change Order or Written Amendment.

      B.     OWNER as fiduciary shall have power to adjust and settle any loss with the insurers unless one of the parties in interest shall object in writing within fifteen (15) days after the occurrence of loss to OWNER’s exercise of this power.  If such objection be made, OWNER as fiduciary shall make settlement with the insurers in accordance with such agreement as the parties in interest may reach.  If no such agreement among the parties in interest is reached, OWNER as fiduciary shall adjust and settle the loss with the insurers and, if required in writing by any party in interest, OWNER as fiduciary shall give bond for the proper performance of such duties..

5.07       Acceptance of Insurance; Option to Replace

       A.    If either party has any objection to the coverage afforded by or other provisions of the insurance required to be purchased and maintained by the other party in accordance with Article 5 on the basis of their not complying with the Contract Documents, the objecting party shall so notify the other party in writing within thirty (30) days after receipt of the certificates (or other evidence requested) required by paragraph 2.03.B.  OWNER and DESIGN/BUILDER shall each provide to the other such additional information in respect of insurance provided as the other may reasonably request.  If either party does not purchase or maintain all of the insurance required of such party by the Contract Documents, such party shall notify the other party in writing of such failure to purchase prior to the start of the Work, or of such failure to maintain prior to any change in the required coverage.  Without prejudice to any other right or remedy, the other party may elect to obtain equivalent insurance to protect such other party’s interests at the expense of the party who was supposed to provide such coverage, and a Change Order or Written Amendment shall be issued to adjust the Contract Price accordingly.

5.08               Licensed Sureties and Insurers; Certificates of Insurance

       A.     All insurance required by the Contract Documents to be purchased and maintained by OWNER or DESIGN/BUILDER shall be obtained from insurance companies that are duly licensed or authorized in the jurisdiction in which the Project is located to issue insurance policies for the limits and coverages so required.  Such insurance companies shall also meet such additional requirements and qualifications as may be agreed in writing by DESIGN/BUILDER and OWNER.

      B.     DESIGN/BUILDER shall deliver to OWNER, with copies to each additional insured, certificates of insurance (and other evidence of insurance requested by OWNER or any other additional insured) which DESIGN/BUILDER is required to purchase and maintain in accordance with paragraph 5.02.A.  OWNER shall deliver to DESIGN/BUILDER, with copies to each additional insured, certificates of insurance (and other evidence of insurance requested by DESIGN/BUILDER or any other additional insured) which OWNER is required to purchase and maintain in accordance with paragraphs 5.04.A and 5.04 B.

ARTICLE 6—DESIGN/BUILDER’S RESPONSIBILITIES

6.01       Design Professional Services

      A.    Standard of Care:  DESIGN/BUILDER shall perform or furnish Design Professional Services and related services in all phases of the Project.  The standard of care for all such services performed or furnished under this Agreement will be the care and skill ordinarily used by members of the engineering profession practicing under similar conditions at the same time and locality.  Notwithstanding the foregoing, DESIGN/BUILDER shall perform or furnish Design Professional Services under this Agreement to achieve the Performance Criteria set forth in Exhibit A.

      B.     Preliminary Design Phase:  During the preliminary design phase, DESIGN/BUILDER shall:

                   1.       Consult with OWNER to understand OWNER’s requirements for the Project and review available data.

                   2.       Advise OWNER as to the necessity of OWNER providing or obtaining from others additional reports, data or services of the types provided in paragraph 8.01.A.6.a-g and assist OWNER in obtaining such reports, data, or services.

                   3.       Identify and analyze requirements of governmental authorities having jurisdiction to approve the portions of the Project designed or specified by DESIGN/BUILDER with whom consultation is to be undertaken in connection with the Project.

                   4.       Obtain such additional geotechnical and related information which it deems necessary for performance of the Work.

                   C.     [not used]

      D.     Construction Phase.  During Construction, DESIGN/BUILDER shall provide Engineering and Design Professional Services as necessary to complete the Project.

      E.     Operational Phase:  During the operational phase, DESIGN/BUILDER shall:

                   1.      Provide assistance in connection with the start-up, testing, refining and adjusting of any equipment or system.

Other than assistance normally provided in the industry after final payment, nothing in this paragraph 6.01.E. shall be interpreted or construed as obligating DESIGN/BUILDER to perform or provide such assistance to OWNER after final payment and acceptance of the Work under paragraph 13.08 below.

6.02     Supervision of Construction

      A.    DESIGN/BUILDER shall supervise, inspect and direct the Construction competently and efficiently, devoting such attention thereto and applying such skills and expertise as may be necessary to provide the Construction in accordance with the Contract Documents.  A representative of the DESIGN/BUILDER shall be located at the construction site from the later of (i) the date that is five (5) days after the date the Notice to Proceed is provided by OWNER to DESIGN/BUILDER in accordance with Section 8.07 of the Agreement, or (ii) January 10, 2005, until the date of Substantial Completion.  DESIGN/BUILDER shall be solely responsible for the means, methods, techniques, sequences and procedures employed for the provision of Construction.  DESIGN/BUILDER shall be responsible to see that the completed Construction complies accurately with the Contract Documents and shall keep OWNER advised as to the quality and progress of the Construction.

6.03       Labor, Materials and Equipment

      A.    DESIGN/BUILDER shall provide competent, suitably qualified personnel to survey and lay out the Construction and perform Construction as required by the Contract Documents. DESIGN/BUILDER shall at all times maintain good discipline and order at the Site.

       B.     Unless otherwise specified in the Contract Documents, DESIGN/BUILDER shall furnish or cause to be furnished and assume full responsibility for materials, equipment, labor, transportation, construction equipment and machinery, tools, appliances, fuel, power, light, heat, telephone, water, sanitary facilities, temporary facilities and all other facilities and incidentals necessary for the furnishing, performance, testing, start-up and completion of the Work.  DESIGN/BUILDER will direct the checkout of utilities and operations of systems and equipment.

       C.     All materials and equipment incorporated into the Work shall be of good quality and new.  All warranties and guarantees specifically called for by the Contract Documents shall expressly run to the benefit of OWNER.  If reasonably required by OWNER, DESIGN/BUILDER shall furnish satisfactory evidence (including reports of required tests) as to the kind and quality of materials and equipment.  All materials and equipment shall be applied, installed, connected, erected, used, cleaned and conditioned in accordance with instructions of the applicable Supplier.

6.04     Progress Schedule

       A.     DESIGN/BUILDER shall adhere to the progress schedule established in accordance with paragraph 2.05.A as it may be adjusted from time to time.

                   1.      DESIGN/BUILDER shall submit to OWNER for acceptance proposed adjustments in the progress schedule that will not change the Contract Times.  Such adjustments will conform generally to the progress schedule then in effect.

                   2.      Proposed adjustments in the progress schedule that will change the Contract Times shall be submitted in accordance with the requirements of Article 11.  Such adjustments may only be made by a Change Order or Written Amendment.

6.05     Concerning Subcontractors, Suppliers and Others

       A.     DESIGN/BUILDER shall not employ any Subcontractor, Engineer, Supplier or other individual or entity against whom OWNER may have reasonable objection.  DESIGN/BUILDER shall not be required to employ any Subcontractor, Engineer, Supplier or other individual or entity to furnish or perform any of the Work against whom DESIGN/BUILDER has reasonable objection.

      B.     DESIGN/BUILDER shall be fully responsible to OWNER for all acts and omissions of the Subcontractors, Engineers, Suppliers and other individuals or entities performing or furnishing any of the Work under a direct or indirect contract with DESIGN/BUILDER.  Nothing in the Contract Documents shall create for the benefit of any such Subcontractor, Engineer, Supplier or other individual or entity any contractual relationship between OWNER and any such Subcontractor, Engineer, Supplier or other individual or entity, nor shall it create any obligation on the part of OWNER to pay or to see to the payment of any moneys due any such Subcontractor, Engineer, Supplier or other individual or entity except as may otherwise be required by Laws and Regulations.

      C.     DESIGN/BUILDER shall be solely responsible for scheduling and coordinating Subcontractors, Engineers, Suppliers and other individuals and entities performing or furnishing any of the Work under a direct or indirect contract with DESIGN/BUILDER.  DESIGN/BUILDER shall require all Subcontractors, Engineers, Suppliers and such other individuals and entities performing or furnishing any of the Work to communicate with the OWNER through DESIGN/BUILDER.

      D.     All services performed or provided to and material and equipment supplied to DESIGN/BUILDER by a Subcontractor or Supplier will be pursuant to an appropriate Design Subagreement or Construction Subagreement between DESIGN/BUILDER and the Subcontractor, Engineer or Supplier which specifically binds the Subcontractor, Engineer or Supplier to the applicable terms and conditions of the Contract Documents for the benefit of OWNER.  Whenever any such agreement is with a Subcontractor, Engineer or Supplier who is listed as an additional insured on the property insurance provided in paragraph 5.04.A or 5.04.B, the agreement between the DESIGN/BUILDER and the Subcontractor, Engineer or Supplier will contain provisions whereby the Subcontractor, Engineer or Supplier waives all rights against OWNER, DESIGN/BUILDER, and all other additional insureds for all losses and damages caused by any of the perils or causes of loss covered by such policies and any other property insurance applicable to the Work.  If the insurers on any such policies require separate waiver forms to be signed by any Subcontractor, Engineer or Supplier, DESIGN/BUILDER will obtain the same.

6.06       Patent Fees and Royalties

       A.     DESIGN/BUILDER shall pay all license fees and royalties and assume all costs incident to the use in the performance of the Work or the incorporation in the Work of any invention, design, process, product or device (other than any increased license fees, royalties and costs arising out of or resulting from a Change Order) which is the subject of patent rights or copyrights held by others.  To the fullest extent permitted by Laws and Regulations,  DESIGN/BUILDER shall indemnify and hold harmless OWNER, from and against all claims, costs, losses and damages (including but not limited to all reasonable fees and charges of engineers, architects, attorneys and other professionals and all court or arbitration or other dispute resolution costs) arising out of or resulting from any infringement of patent rights or copyrights incident to the use in the performance of the Work or resulting from the incorporation in the Work of any invention, design, process, product or device.

6.07     Permits and Utilities

       A.     Unless otherwise provided in the Contract Documents, OWNER shall obtain and pay for all necessary permits and licenses.  DESIGN/BUILDER shall assist OWNER, when necessary, in obtaining such permits and licenses.  OWNER shall pay all governmental charges and inspection fees necessary for the prosecution of the Construction, which are applicable on the Effective Date of the Agreement.  OWNER shall pay all charges of utility owners for connections to the Work, OWNER shall pay all charges of such utility owners for capital costs related thereto and OWNER shall pay for all charges for use or consumption of such utilities relating to the performance of the Work.

6.08     Laws and Regulations

       A.     DESIGN/BUILDER shall give all notices and comply with all Laws and Regulations of the place of the Project which are applicable to furnishing and performance of the Work.  OWNER shall not be responsible for monitoring DESIGN/BUILDER’s compliance with any Laws or Regulations.

      B.     If DESIGN/BUILDER performs any Work knowing or having reason to know that it is contrary to Laws or Regulations, DESIGN/BUILDER shall bear all costs arising therefrom.

      C.     Changes in Laws and Regulations not known on the Effective Date of the Agreement having an effect on the cost or time of performance may be the subject of a claim under Article 9.

6.09       Taxes

      A.    OWNER shall pay to DESIGN/BUILDER all sales, consumer, use, gross receipts and other similar taxes which are applicable during the performance of the Work and are either paid by DESIGN/BUILDER or are required to be reimbursed by DESIGN/BUILDER to its Subcontractors, Suppliers, or Engineers.

6.10       Use of Site and Other Areas

       A.     DESIGN/BUILDER shall confine construction equipment, the storage of materials and equipment and the operations of construction workers to those lands and areas permitted by the OWNER and other land and areas permitted by Laws and Regulations, rights-of-way, permits and easements, and shall not unreasonably encumber the premises with construction equipment or other materials or equipment.  DESIGN/BUILDER shall be responsible for any damage to any such land or area, or to the owner or occupant thereof or of any adjacent land or areas, resulting from the performance of the Construction.  Notwithstanding the foregoing sentence, DESIGN/BUILDER shall not be responsible for, or any damage relating to, restoration of the landscaping or seeding of any such land or area and DESIGN/BUILDER shall only be responsible for restoring such land or area to the condition of such land or area at the time DESIGN/BUILDER completed the original construction of the plant.  Should any claim be made by any such owner or occupant because of the performance of the Construction, DESIGN/BUILDER shall promptly settle with such other party by negotiation or otherwise resolve the claim by arbitration or other dispute resolution proceeding or at law.  DESIGN/BUILDER shall, to the fullest extent permitted by Laws and Regulations, indemnify and hold harmless OWNER and anyone directly or indirectly employed by OWNER from and against all claims, costs, losses and damages (including, but not limited to, all reasonable fees of engineers, architects, attorneys and other professionals and court and arbitration or other dispute resolution costs) arising out of or resulting from any claim or action, legal or equitable, brought by any such owner or occupant against OWNER, or any other party indemnified hereunder to the extent caused by or based upon DESIGN/BUILDER’s performance of the Construction.

       B.     During the performance of the Construction, DESIGN/BUILDER shall keep the premises free from accumulations of waste materials, rubbish and other debris resulting from the Construction.  At the completion of the Construction, DESIGN/BUILDER shall remove all waste materials, rubbish and debris from and about the premises as well as all tools, appliances, construction equipment, temporary construction and machinery and surplus materials.  DESIGN/BUILDER shall leave the Site clean and ready for occupancy by OWNER at Substantial Completion.  DESIGN/BUILDER shall restore to original condition all property not designated for alteration by the Contract Documents.

       C.     DESIGN/BUILDER shall not load nor permit any part of any structure to be loaded in any manner that will endanger the structure, nor shall DESIGN/ BUILDER subject any part of the Work or adjacent property to stresses or pressures that will endanger it.

6.11     Record Documents

       A.     DESIGN/BUILDER shall maintain at its office one record copy of all Drawings, Specifications, Written Amendments, and Change Orders, in good order and annotated to show all changes made during Construction.  These record documents will be available to OWNER for reference.  Unless otherwise provided herein, upon completion of the Work, these record documents, including a reproducible set of record drawings, will be delivered to OWNER.  DESIGN/BUILDER shall not be obligated to provide to OWNER (i) an electronic copy of any Drawings or Specifications, or (ii) any isometrics or piping models.  Within 180 days after the date of successful completion of the performance test set forth in Exhibit A, DESIGN/BUILDER shall provided to OWNER a copy of the final As-Built Drawings and operation and maintenance manuals.

6.12             Safety and Protection

       A.     DESIGN/BUILDER shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the Construction.  DESIGN/BUILDER shall take all necessary precautions for the safety of, and shall provide the necessary protection to prevent damage, injury or loss to:

                   1.      All persons on the Site or who may be affected by the Construction;

                   2.      All Work and materials and equipment to be incorporated therein, whether in storage on or off the Site; and

                   3.       Other property at the Site or adjacent thereto, including trees, shrubs, lawns, walks, pavements, roadways, structures, utilities and underground facilities not designated for removal, relocation or replacement in the course of construction.

Notwithstanding the foregoing, DESIGN/BUILDER shall not be responsible for initiating, maintaining or supervising any safety precautions or programs relating to the operation of the plant or any person on the Site who is not an employee of DESIGN/BUILDER or one of its Subcontractors or Suppliers.  OWNER shall not be responsible for initiating, maintaining and supervising any safety precautions and programs in connection with the Construction or any person on the Site who is an employee of DESIGN/BUILDER or one of its Subcontractors or Suppliers.

      B.     DESIGN/BUILDER shall comply with applicable Laws and Regulations of any public body having jurisdiction for safety of persons or property or to protect them from damage, injury or loss; and shall erect and maintain all necessary safeguards for such safety and protection.  DESIGN/BUILDER shall notify owners of adjacent property and of underground facilities and utility owners when prosecution of the Work may affect them, and shall cooperate with them in the protection, removal, relocation and replacement of their property.  All damage, injury or loss to any property caused, directly or indirectly, in whole or in part, by DESIGN/BUILDER, any Subcontractor, Supplier or any other individual or entity directly or indirectly employed by any of them to perform or furnish any of the Work or anyone for whose acts any of them may be liable, shall be remedied by DESIGN/BUILDER.  DESIGN/BUILDER’s duties and responsibilities for safety and for protection of the construction shall continue until (i) such time as all the Work is completed and OWNER has issued a notice to DESIGN/BUILDER in accordance with paragraph 13.09 that the Work is acceptable or, (ii) in the event DESIGN/BUILDER is excluded from the Site under paragraph 13.05.B. after Substantial Completion, the date DESIGN/BUILDER is excluded from the Site.

6.13       [not used]

6.14       Hazard Communication Programs

      A.    DESIGN/BUILDER shall be responsible for coordinating any exchange of material safety data sheets or other hazard communication information required to be made available to or exchanged between or among employers at the Site in accordance with Laws or Regulations.

6.15     Emergencies

       A.     In emergencies affecting the safety or protection of persons or the construction or property at the Site or adjacent thereto, DESIGN/BUILDER, without special instruction or authorization from OWNER, is obligated to act to prevent threatened damage, injury or loss.  DESIGN/BUILDER shall give OWNER prompt written notice if DESIGN/BUILDER believes that any significant changes in the Construction or variations from the Contract Documents have been caused thereby.  If a change in the Contract Documents is required because of the action taken by DESIGN/BUILDER in response to such an emergency, a Change Order will be issued to document the consequences of such action.

6.16       [not used]

6.17       Continuing the Work

      A.    DESIGN/BUILDER shall carry on the Work and adhere to the progress schedule during all disputes or disagreements with OWNER.  No Work shall be delayed or postponed pending resolution of any disputes or disagreements, except as DESIGN/BUILDER and OWNER may otherwise agree in writing or as otherwise provided in the Contract Documents.

6.18                     DESIGN/BUILDER’s General Warranty and Guarantee

      A.    DESIGN/BUILDER warrants and guarantees to OWNER that all Construction will be in accordance with the Contract Documents and will not be defective. DESIGN/BUILDER’s warranty and guarantee hereunder excludes defects or damage caused by:

                   1.       Abuse, modification or improper maintenance or operation by persons other than DESIGN/BUILDER, Subcontractors or Suppliers; or

                   2.       Normal wear and tear under normal usage.

      B.     DESIGN/BUILDER’s obligation to perform and complete the Work in accordance with the Contract Documents shall be absolute.  Except as provided in paragraph 12.08, no action by OWNER will constitute an acceptance of Work that is not in accordance with the Contract Documents or a release of DESIGN/BUILDER’s obligation to perform the Work in accordance with the Contract Documents, including but not limited to the following:

                   1.       Observations by OWNER;

                   2.       The making of any progress or final payment;

                   3.      The issuance of a certificate of Substantial Completion;

                   4.      Use or occupancy of the Work or any part thereof by OWNER;

                   5.      Any acceptance by OWNER or any failure to do so;

                   6.      Any review and approval of a Submittal;

                   7.      Any inspection, test or approval by others; or

                     8.   Any correction of defective Construction by OWNER.

       C.  DESIGN/BUILDER shall, at final completion, assign to OWNER all manufacturer’s warranties for materials and equipment incorporated into the Project; provided, however, in the event of a claim by OWNER against DESIGN/BUILDER, OWNER shall use its best efforts to cooperate with DESIGN/BUILDER in the enforcement of any applicable warranty.

6.19     Indemnification

OWNER and DESIGN/BUILDER are and will be throughout the term of the Agreement independent contractors as to each other.  Each party recognizes that it shall be solely responsible for its own conduct, including without limitation its own fault, as to any aspect of the Agreement.  In the event any claim is made or any action is filed by a third party arising out of this Agreement or the services to be performed under it, the parties anticipate that each will defend said claim or action on its own behalf, and will pay, settle, or otherwise dispose of any demand or judgment against it consistent with the provisions of the Kansas comparative negligence statute, K.S.A. §60-258a, in effect on the date of this Agreement.  In the event either party is made to respond in damages for the fault of the other party, then the other party agrees to indemnify and hold harmless the first party (including its officers, directors, employees, and agents) from any payment that it has to make, including without limitation the payment of reasonable attorneys’ fees incurred in resisting, settling, or otherwise disposing of the demand, on account of the other party’s fault.  In regard to the indemnity obligation in this paragraph 6.19 or any other provision of the General Conditions, neither party shall make a payment for which indemnity will be sought from the other party without first providing such other party written notice of the claim and an opportunity to assume the defense.

ARTICLE 7—OTHER CONSTRUCTION

7.01       Related Construction at Site

      A.    OWNER may perform other Work related to the Project at the Site by OWNER’s own forces, or let other direct contracts therefor or have other work performed by utility owners.  Written notice thereof will be given to DESIGN/BUILDER prior to starting any such other work.

       B.     DESIGN/BUILDER shall afford each other contractor who is a party to such a direct contract and each utility owner (and OWNER, if OWNER is performing the additional work with OWNER’s employees) proper and safe access to the Site and a reasonable opportunity for the introduction and storage of materials and equipment and the execution of such other work and shall properly connect and coordinate the Construction with theirs.  DESIGN/BUILDER shall do all cutting, fitting and patching of the Work that may be required to make its several parts come together properly and integrate with such other work.  DESIGN/BUILDER shall not endanger any work of others by cutting, excavating or otherwise altering their work and will only cut or alter their work with the written consent of OWNER and the others whose work will be affected.

       C.     If the proper execution or results of any part of DESIGN/BUILDER’s Work depends upon work performed or services provided by others under this Article 7, DESIGN/BUILDER shall inspect such other work and appropriate instruments of service and promptly report to OWNER in writing any delays, defects or deficiencies in such other work or services that render it unavailable or unsuitable for the proper execution and results of DESIGN/BUILDER’s Work.  DESIGN/BUILDER’s failure so to report will constitute an acceptance of such other work as fit and proper for integration with

DESIGN/BUILDER’s Work except for latent or nonapparent defects and deficiencies in such other work.

ARTICLE 8—OWNER’S RESPONSIBILITIES

8.01     General

      A.     OWNER shall do the following in a timely manner so as not to delay the services of DESIGN/BUILDER.

                   1.       Designate in writing a person to act as OWNER’s representative with respect to the services to be rendered under this Agreement.

                   2.       Provide such legal services as OWNER may require with regard to land use and governmental permitting issues pertaining to the Project including any such land use or governmental permitting issues that may be raised by DESIGN/BUILDER.

                   3.       If requested in writing by DESIGN/BUILDER, furnish reasonable evidence satisfactory to DESIGN/BUILDER, that sufficient funds are available and committed for the entire cost of the Project.  Unless such reasonable evidence is furnished, DESIGN/BUILDER is not required to commence or continue any Work, or may, if such evidence is not presented within a reasonable time, stop Work upon fifteen (15) days’ notice to the Owner.

                   4.       Make payments to DESIGN/BUILDER promptly when they are due as provided in Article 13.

                   5.       Furnish lands and easements as set forth in paragraph 4.01.A.

                   6.       Furnish to DESIGN/BUILDER, as required for performance of DESIGN/BUILDER’s services the following, all of which DESIGN/BUILDER may use and rely upon in performing services under this Agreement:

a.     Environmental assessment and impact statements;

b.    Property, boundary, easement, right-of-way, topographic and utility surveys;

c.     Property descriptions;

d.    Zoning, deed and other land use restrictions;

e.     Engineering surveys to establish reference points for design and construction which in OWNER’s judgment are necessary to enable DESIGN/BUILDER to  proceed with the Work;

f.     Assistance in filing documents required to obtain necessary approvals of governmental authorities having jurisdiction over the Project; and

g.    Subsurface data.

                   7.      [not used].

                   8.      Provide information known to or in the possession of OWNER relating to the presence of materials and substances at the site which could create a Hazardous Condition.

                   9.      Perform all items designated as OWNER’s responsibilities in the Agreement and Exhibit B.

8.02     Scope of OWNER’s Safety and Hazardous Waste Responsibilities

       A.     OWNER shall not supervise, direct or have control or authority over, nor be responsible for, DESIGN/BUILDER’s means, methods, techniques, sequences or procedures of Construction or the safety precautions and programs incident thereto, or for any failure of DESIGN/BUILDER to comply with Laws and Regulations applicable to the furnishing or performance of the Work.  OWNER will not be responsible for DESIGN/BUILDER’s failure to perform or furnish the Work in accordance with the Contract Documents.

ARTICLE 9—CHANGES IN THE WORK; CLAIMS

9.01                     General—Rights and Obligations

      A.    Without invalidating the Agreement, OWNER may, at any time or from time to time, request additions, deletions or revisions in the Work within the general scope of the contract by a Written Amendment or a Change Order.  If DESIGN/BUILDER agrees to such Written Amendment or Change Order, which agreement shall not be unreasonably withheld, DESIGN/BUILDER shall promptly proceed with the Work involved which will be performed under the applicable provisions of the Contract Documents (except as otherwise specifically provided).

9.02       Notice of Intent to Make Claim

      A.    If OWNER and DESIGN/BUILDER are unable to agree as to the extent, if any, of an adjustment in the Contract Price or an adjustment of the Contract Times that should be allowed as a result of any order of OWNER pursuant to paragraph 9.01.A or other occurrence for which the Contract Documents provide that such adjustment(s) may be made, a claim may be made therefor.  Written notice of intent to make such a claim shall be submitted to the other party promptly and in no event more than thirty (30) days after the start of the occurrence or event giving rise to the claim.

9.03       Claim Documentation

      A.    Substantiating documentation shall be submitted by the claiming party within thirty (30) days after delivery of the notice required by paragraph 9.02.A.

9.04       Decision

      A.    The other party shall render a decision on the claim no more than thirty (30) days after the receipt of the substantiating documentation required by paragraph 9.03.A.   This decision will be final and binding unless the claiming party gives notice of intention to exercise its rights under Article 15 within thirty (30) days of receipt of the decision and exercises such rights within thirty (30) days of giving the notice of intent.

9.05       Time Limit Extension

      A.    The time limits of paragraphs 9.03.A and 9.04.A may be extended by mutual agreement.

9.06       Exceptions

       A.     DESIGN/BUILDER shall not be entitled to an increase in the Contract Price with respect to any Work performed that is not contemplated by the Contract Documents as amended, modified and supplemented as provided in paragraph 3.03.

9.07     Execution of Change Orders

      A.      OWNER and DESIGN/BUILDER shall execute appropriate Change Orders or Written Amendments covering:

                   1.      changes in the Work which are (i) ordered by OWNER pursuant to paragraph 9.01, (ii) required because of acceptance of defective Construction under paragraph 12.08 or correcting defective Work under paragraph 12.09 or (iii) agreed to by the parties; and

                   2.      changes in the Contract Price or Contract Times which are agreed to by the parties.

ARTICLE 10—CHANGE OF CONTRACT PRICE

10.01   General

       A.     The Contract Price constitutes the total compensation (subject to authorized adjustments) payable to DESIGN/BUILDER for performing the Work.

      B.     The Contract Price may only be changed by a Change Order or by a Written Amendment.  Any claim for an adjustment in the Contract Price shall be based on written notice delivered by the party making the claim to the other party promptly in accordance with paragraph 9.02.A.

      C.     The value of any Work covered by a Change Order or of any claim for an increase or decrease in the Contract Price will be determined as follows:

                   1.       By a mutually agreed lump sum (which may include an allowance for overhead and profit not necessarily in accordance with paragraph 10.02); or

                   2.       Where agreement to a lump sum is not reached under paragraph 10.01.C.1, on the basis of the Cost of the Work (determined as provided in paragraph 10.02) plus a DESIGN/BUILDER’s Fee for overhead and profit (determined as provided in paragraph 10.02.C).

10.02     Cost of the Work

      A.    Costs Included:  The term Cost of the Work means the sum of all costs necessarily incurred and paid by DESIGN/BUILDER in the proper performance of work authorized only by a Change Order or Written Amendment (together “Change Order Work”).  Except as otherwise may be agreed to in writing by OWNER, such costs shall be in amounts no higher than those prevailing in the locality of the Project, shall include only the following items and shall not include any of the costs itemized in paragraph 10.02.B:

                   1.       Payroll costs for employees in the direct employ of DESIGN/BUILDER in the performance of the Change Order Work under the then current schedule of job classifications and hourly rates of DESIGN/BUILDER.

                   2.      Cost of all materials and equipment furnished and incorporated in the Change Order Work, including costs of transportation and storage thereof, and Suppliers’ field services required in connection therewith.

                   3.      Payments made by DESIGN/BUILDER to Subcontractors for Change Order Work performed or furnished by Subcontractors.

                   4.      Payments made by DESIGN/BUILDER to Engineers (not employees of DESIGN/BUILDER or its affiliates) for Design Professional Services provided or furnished by Engineers under a Design Subagreement for Change Order Work.

                   5.      Costs of special consultants (including but not limited to testing laboratories and surveyors, but excluding employees of DESIGN/BUILDER or its affiliates) employed for services specifically related to Change Order Work.

                   6.      Supplemental costs including the following items:

                                a.      The proportion of necessary transportation, travel and subsistence expenses of DESIGN/BUILDER’s employees incurred in discharge of duties connected with Change Order Work.

                            b.    Cost, including transportation and maintenance, of all materials, supplies, equipment, machinery, appliances, office and temporary facilities at the Site and hand tools not owned by the workers, which are consumed in the performance of Change Order Work, and cost less market value of such items used but not consumed which remain the property of DESIGN/BUILDER.

                            c.     Rentals of all Work equipment and machinery and the parts thereof whether rented from DESIGN/BUILDER or others in accordance with rental agreements approved by OWNER, and the costs of transportation, loading, unloading, installation, dismantling and removal thereof—all in accordance with the terms of said rental agreements.  The rental of any such equipment, machinery or parts shall cease when the use thereof is no longer necessary for Change Order Work.

                            d.    Sales, consumer, use or similar taxes related to Change Order Work, paid by DESIGN/BUILDER or required to be reimbursed by DESIGN/BUILDER to its Subcontractors, Suppliers, or Engineers.

      B.     Costs Excluded:  The term Cost of the Work shall not include any of the following:

                     1.      Payroll costs and other compensation of DESIGN/BUILDER’s officers, executives, principals (of partnerships and sole proprietorships), general managers, architects, attorneys, auditors, accountants, purchasing and contracting agents, expediters, timekeepers, clerks and other personnel employed by DESIGN/BUILDER whether at the Site or in DESIGN/BUILDER’s principal or a branch office for general administration of the Work and not specifically included in the agreed upon schedule of job classifications referred to in paragraph 10.02.A.1 — all of which are to be considered administrative costs covered by the DESIGN/BUILDER’s fee.

                     2.      Expenses of DESIGN/BUILDER’s principal and branch offices other than DESIGN/BUILDER’s office at the Site.

                     3.      Any part of DESIGN/BUILDER’s capital expenses, including interest on DESIGN/BUILDER’s capital employed for the Work and charges against DESIGN/BUILDER for delinquent payments.

                   4.     Costs due to the negligence of DESIGN/BUILDER, any Subcontractor, or anyone directly or indirectly employed by any of them or for whose acts any of them may be liable, including but not limited to, the correction of defective Work, disposal of materials or equipment wrongly supplied and making good any damage to property.

                     5.    Other overhead or general expense costs of any kind and the costs of any item not specifically and expressly included in paragraph 10.02.A.

       C.  Fee:

                                                1.   A mutually agreed fee or, in the event the parties can not agree upon a fee, DESIGN/BUILDER’s fee for overhead and profit on Change Orders priced by paragraph 10.01.C.2 (whether additive or deductive) shall be fifteen percent (15%) of the Cost of the Change Order Work for subcontracts, materials and equipment.

                              2.    When both additions and credits are involved in any one change, the adjustment in DESIGN/BUILDER’s fee shall be computed on the basis of the net change in accordance with paragraph 10.02.C.1 above.

      D.     Documentation:  Whenever the cost of any Work is to be determined pursuant to paragraphs 10.02.A and 10.02.B, DESIGN/BUILDER will establish and maintain records thereof in accordance with generally accepted accounting practices and submit in a form acceptable to OWNER an itemized cost breakdown together with supporting data.

ARTICLE 11—CHANGE OF CONTRACT TIMES

11.01     General

        A.   The Contract Times may only be changed by a Change Order or a Written Amendment.  Any claim for an adjustment of the Contract Times shall be based on written notice pursuant to paragraph 9.02.

        B.    All Contract Times are of the essence of the Agreement.

11.02               Time Extensions

        A.   Where DESIGN/BUILDER is prevented from completing any part of the Work within the Contract Times due to delay beyond the control of DESIGN/BUILDER, the Contract Times will be extended in an amount equal to the time lost due to such delay if a claim is made therefor as provided in Article 9.  Delays beyond the control of DESIGN/BUILDER shall include, but not be limited to, acts or neglect by OWNER, governmental agencies, acts or neglect of utility owners or other contractors performing other construction work as contemplated by Article 7, fires, floods, epidemics, abnormal weather conditions or acts of God.  Delays attributable to and within the control of a Subcontractor or Supplier shall be deemed to be delays within the control of DESIGN/BUILDER.

         B.   Nothing in this paragraph 11.02 bars a change in Contract Price pursuant to Article 10 to compensate for the direct costs incurred by DESIGN/BUILDER due to delay, interference, or disruption directly attributable to actions or inactions of OWNER.  However, OWNER shall not be liable to DESIGN/BUILDER for costs or damages arising out of or resulting from (i) delays caused by or within the control of DESIGN/BUILDER, or (ii) delays beyond the control of both parties including but not limited to fires, floods, epidemics, abnormal weather conditions, acts of God or acts or neglect by governmental agencies, utility owners, or other contractors performing other work as contemplated by Article 7.

ARTICLE 12—TESTS AND INSPECTIONS; CORRECTION, REMOVAL OR ACCEPTANCE OF DEFECTIVE CONSTRUCTION

12.01     Notice of Defects

        A.   Each party shall give the other prompt written notice of all defective Construction of which such party has actual knowledge.  All defective Construction may be rejected, corrected or accepted as provided in this Article 12.

12.02     Access to Construction

      A.   Upon advance notice to and approval by DESIGN/BUILDER, which will not be unreasonably withheld, OWNER, other representatives and personnel of OWNER, independent testing laboratories and governmental agencies with jurisdictional interests will have access to the Construction at the Site at reasonable times for their observation, inspecting and testing.  DESIGN/BUILDER shall provide them proper and safe conditions for such access and advise them of DESIGN/BUILDER’s Site safety procedures and programs so that they may comply therewith as applicable.

12.03   Tests and Inspections

      A.      If the Contract Documents or Laws or Regulations of any public body having jurisdiction require any part of the Construction specifically to be inspected, tested or approved, DESIGN/BUILDER shall assume full responsibility for arranging and obtaining such inspections, tests or approvals, pay all costs in connection therewith, and furnish OWNER the required certificates of inspection or approval.  DESIGN/BUILDER shall also be responsible for arranging and obtaining and shall pay all costs in connection with any inspections, tests or approvals required for OWNER’s acceptance of materials or equipment to be incorporated in the Construction or of materials, mix designs, or equipment submitted for approval prior to DESIGN/BUILDER’s purchase thereof for incorporation in the Construction.  Nothing in this paragraph shall be interpreted or construed as obligating DESIGN/BUILDER to obtain, furnish or pay the costs of any permit, inspection, test or approval required by the applicable State or the United States Environmental Protection Agency for the construction or operation of the Project (including, without limitation, any atmospheric emissions compliance reports), all of which shall be the responsibility of OWNER.

      B.      DESIGN/BUILDER shall give OWNER reasonable notice of the planned schedule for all required inspections, tests or approvals.

      C.      If any Construction (or the construction work of others) that is required to be inspected, tested or approved is covered by DESIGN/BUILDER without written concurrence of OWNER, it must, if requested by OWNER, be uncovered for observation at DESIGN/BUILDER’s expense unless DESIGN/BUILDER has given OWNER timely notice of DESIGN/BUILDER’s intention to cover the same and OWNER has not acted with reasonable promptness in response to such notice.

12.04   Uncovering Construction

      A.      If any Construction is covered contrary to the written request of OWNER, it must, if requested by OWNER, be uncovered for OWNER’s observation and recovered at DESIGN/BUILDER’s expense.

      B.     If OWNER considers it necessary or advisable that covered Construction be observed by OWNER or inspected or tested by others, DESIGN/BUILDER, at OWNER’s request, shall uncover, expose or otherwise make available for observation, inspection or testing as OWNER may require, that portion of the Construction in question, furnishing all necessary labor, material and equipment.  If it is found that such Construction is defective, DESIGN/BUILDER shall pay all costs caused by or resulting from such uncovering, exposure, observation, inspection and testing (including but not limited to all reasonable fees and charges of engineers and other professionals) and OWNER shall be entitled to an appropriate decrease in the Contract Price, and, if the parties are unable to agree as to the amount thereof, may make a claim therefor as provided in Article 9.  If however, such Construction is not found to be defective, DESIGN/BUILDER shall be allowed an increase in the Contract Price directly attributable to such uncovering, exposure, observation, inspection, testing, replacement and rework; and, if the parties are unable to agree as to the amount or extent thereof, DESIGN/BUILDER may make a claim therefor as provided in Article 9.

12.05        OWNER May Stop the Construction

      A.    If the Construction is defective, or DESIGN/BUILDER fails to supply sufficient skilled workers or suitable materials or equipment, or fails to furnish or perform the Construction in such a way that the completed Construction will conform to the Contract Documents, OWNER may order DESIGN/BUILDER to stop Construction or any portion thereof, until the cause for such order has been eliminated; however, this right of OWNER to stop Construction will not give rise to any duty on the part of OWNER to exercise this right for the benefit of DESIGN/BUILDER or any other party.

12.06        Correction or Removal of Defective Construction

       A.     Prior to acceptance and final payment under paragraph 13.09 below, OWNER will have authority to disapprove or reject defective Construction and will have authority to require special inspection or testing of the Construction whether or not the Construction is fabricated, installed or completed.  DESIGN/BUILDER shall promptly, either correct all defective Construction, whether or not fabricated, installed or completed, or, if the Construction has been rejected by OWNER, remove it from the Site and replace it with non-defective Construction.  DESIGN/BUILDER shall bear all costs of such correction or removal (including but not limited to reasonable fees and charges of engineers, architects, attorneys and other professionals, all court or arbitration or other dispute resolution costs, and all costs of repair or replacement of work of others) made necessary thereby.  Nothing in this paragraph shall be interpreted or construed as requiring DESIGN/BUILDER to correct or remove and replace defective Construction accepted by OWNER pursuant to paragraph 12.08 below.

12.07   Correction Period

       A.     If within one (1) year after the date of Substantial Completion or such longer period of time as may be prescribed by Laws or Regulations or by the terms of any applicable special guarantee required by the Contract Documents or by any specific provision of the Contract Documents, any Construction is found to be defective, DESIGN/BUILDER shall promptly, without cost to OWNER and in accordance with OWNER’s written instructions, (i) correct such defective Construction, or, if it has been rejected by OWNER, remove it from the Site and replace it with Construction that is not defective, and (ii) satisfactorily correct or remove and replace any damage to other Construction or the work of others resulting therefrom.  If DESIGN/BUILDER does not promptly comply with the terms of such instructions, or in an emergency where delay would cause serious risk of loss or damage, OWNER may have the defective Construction corrected or the rejected Construction removed and replaced, and all costs and damages caused by or resulting from such removal and replacement (including but not limited to all reasonable fees and charges of engineers, architects, attorneys and other professionals, all court or arbitration or other dispute resolution costs, and all costs of repair or replacement of work of others) will be paid by DESIGN/BUILDER, subject to the provisions of paragraph 16.06.  Nothing in this paragraph shall be interpreted or construed as requiring DESIGN/BUILDER to correct or remove and replace defective Construction accepted by OWNER pursuant to paragraph 12.08 below.

       B.  Where defective Construction (and damage to other Construction resulting therefrom) has been corrected, removed or replaced under this paragraph 12.07, the correction period hereunder with respect to such Construction will be extended for an additional period of one (1) year after such correction or removal and replacement has been satisfactorily completed.

12.08            Acceptance of Defective Construction

      A.     If, instead of requiring correction or removal and replacement of defective Construction, OWNER prefers to accept it, OWNER may do so.  If any such acceptance occurs prior to final payment, a Change Order will be issued incorporating the necessary revisions in the Contract Documents with respect to the Construction; and OWNER shall be entitled to an appropriate decrease in the Contract Price, and, if the parties are unable to agree as to the amount thereof, OWNER may make a claim therefor as provided in Article 15, subject to the provisions of paragraph 16.06 below.  If the acceptance occurs after final payment, an appropriate amount will be paid by DESIGN/BUILDER to OWNER, and, if the parties are unable to agree as to the amount thereof, OWNER may make a claim therefor as provided in Article 15, subject to the provisions of paragraph 16.06 below.  Notwithstanding the foregoing, any defective Construction known by OWNER and not disclosed to DESIGN/BUILDER at the time of acceptance and final payment under paragraph 13.09 shall be deemed to be accepted by OWNER and DESIGN/BUILDER shall have no obligation to correct, or remove and replace such defect, or make any payment to OWNER with respect thereto.

ARTICLE 13—PAYMENTS TO DESIGN/BUILDER AND COMPLETION

13.01   Schedule of Values

       A.     The Schedule of Values established as provided in paragraph 2.05.A will serve as the basis for progress payments and will be incorporated into a form of Application for Payment acceptable to OWNER.

13.02   Application for Progress Payment

        A.    At least ten (10) days before the date established for each progress payment (but not more often than once a month), DESIGN/BUILDER shall submit to OWNER for review and approval an Application for Payment filled out and signed by DESIGN/BUILDER covering the Work completed as of the date of the Application and accompanied by such supporting documentation as is required by the Contract Documents or as is reasonably requested by OWNER’s primary lender for the Project.  The amount of retainage with respect to progress payments will be as stipulated in the Agreement.

        B.    With each Application for Payment, DESIGNBUILDER shall submit interim lien waivers for all subcontractors and first tier suppliers with a contract value in excess of $5,000.00.  The interim lien waivers shall be effective through the immediately preceding payment.  OWNER may withhold from any progress payment the amount applicable to any lien waivers not received for any preceding Application for Payment for which payment was made by OWNER.

13.03     DESIGN/BUILDER’s Warranty of Title

      A.    DESIGN/BUILDER warrants and guarantees that title to all construction materials and equipment covered by any Application for Payment, whether incorporated in the Project or not, will pass to OWNER no later than the time of payment free and clear of all Liens.  This paragraph 13.03.A does not apply to any documents covered by paragraph 3.04.

13.04        Progress Payments

      A.    Progress payments shall be made by the OWNER to the DESIGN/BUILDER according to the following procedure:

                     1.      OWNER will, within ten (10) days of receipt of each Application for Payment, either indicate in writing its acceptance of the Application and state that the Application is being processed for payment, or return the Application to DESIGN/BUILDER indicating in writing its reasons for refusing to accept the Application and the exact amount(s) in dispute.  All undisputed amounts will become due and be paid by OWNER to DESIGN/BUILDER not more than ten (10) days after OWNER’s acceptance or rejection of such Application, as the case may be.

                     2.     If the OWNER should fail to pay the DESIGN/BUILDER at the time the payment of any amount becomes due, then DESIGN/BUILDER may, at any time thereafter, upon serving written notice that DESIGN/BUILDER will stop the Work within seven (7) days after receipt of the notice by the OWNER, and after such seven (7) day period, stop the Work until payment of the amount owing has been received, including interest thereon.  Written notice shall be deemed to have been duly served if sent by certified mail to the last known business address of the OWNER.

                     3.     Payments due but unpaid shall bear interest at the rate specified in the Agreement.  Any disputed payment shall be due at the time mutually determined by the parties or, if applicable, the time determined by the arbitrator under paragraph 15.01.

                     4.     No Progress Payment nor any partial or entire use or occupancy of the Project by the OWNER shall constitute an acceptance of any Work not in accordance with the Contract Documents.

       B.     OWNER may refuse to make the whole or any part of any such payment or, because of subsequently discovered evidence or the results of subsequent inspections or tests, nullify any previous payment, to the extent that is reasonably necessary to protect OWNER from loss because:

                            1.     The Work is defective, or completed Work has been damaged, requiring correction or replacement;

                            2.     The Contract Price has been reduced by Written Amendment or Change Order;

                            3.     OWNER has been required to correct defective Work or complete Work in accordance with paragraph 12.09.A;

                            4.     OWNER has actual knowledge of the occurrence of any of the events enumerated in paragraphs 14.02.A.1 through A.3 inclusive;

                            5.     Claims have been made against OWNER on account of DESIGN/BUILDER’s performance or furnishing of the Work;

                            6.     The provisions of paragraph 13.02.B are applicable; or

                            7.     Liens have been filed in connection with the Work, except where DESIGN/BUILDER has delivered a specific Bond satisfactory to OWNER to secure the satisfaction and discharge of such Liens.

13.05   Substantial Completion

      A.    When DESIGN/BUILDER considers the Construction ready for its intended use DESIGN/BUILDER shall notify OWNER in writing that the Construction is substantially complete (except for items specifically listed by DESIGN/BUILDER as incomplete) and request that OWNER issue a certificate of Substantial Completion.  Within a reasonable time thereafter, OWNER and DESIGN/BUILDER shall make an inspection of the Construction to determine the status of completion.  If OWNER does not consider the Construction substantially complete, OWNER will notify DESIGN/BUILDER in writing giving the reasons therefor.  If OWNER considers the Construction substantially complete, OWNER will prepare and deliver to DESIGN/BUILDER a certificate of Substantial Completion which shall fix the date of Substantial Completion.  There shall be attached to the certificate a list of items to be completed or corrected before final payment.  Such list of items to be completed or corrected may be amended by OWNER for a period of sixty (60) days following the date DESIGN/BUILDER requests that OWNER issue a certificate of Substantial Completion and DESIGN/BUILDER shall not be responsible for completing or correcting items not listed by OWNER within such time.  At the time of delivery of the certificate of Substantial Completion OWNER will deliver to DESIGN/BUILDER a written determination as to division of responsibilities pending final payment between OWNER and DESIGN/BUILDER with respect to security, operation, safety, maintenance, heat, utilities, insurance and warranties and guarantees.

      B.     OWNER will have the right to exclude DESIGN/BUILDER from the Site after the date of Substantial Completion, but OWNER will allow DESIGN/BUILDER reasonable access to complete or correct items on the list of items to be completed.

13.06     Final Inspection

      A.    Upon written notice from DESIGN/BUILDER that the entire Construction or an agreed portion thereof is complete, OWNER will make a final inspection with DESIGN/BUILDER and will notify DESIGN/BUILDER in writing of all particulars in which this inspection reveals that the Construction is incomplete or defective.  DESIGN/BUILDER shall immediately take such measures as are necessary to complete such Construction or remedy such deficiencies.

13.07     Final Application for Payment

      A.  After DESIGN/BUILDER has completed all such corrections to the satisfaction of OWNER and delivered in accordance with the Contract Documents all maintenance and operating instructions, schedules, guarantees, certificates or other evidence of insurance required by paragraph 5.08.B, certificates of inspection, marked-up record documents (as provided in paragraph 6.11) and other documents, DESIGN/BUILDER may make application for final payment of the Contract Price following the procedure for progress payments.  Such final Application for Payment shall be accompanied (unless previously delivered) by:  (i) all documentation called for in the Contract Documents, including but not limited to the evidence of insurance required by subparagraph 5.02.B.7, (ii) consent of the surety, if any, to final payment, and (iii) complete and legally effective releases or waivers (satisfactory to OWNER) of all Liens arising out of or filed in connection with the Work.  In lieu of such releases or waivers of Liens and as approved by OWNER, DESIGN/BUILDER may furnish receipts or releases in full and an affidavit of DESIGN/BUILDER that: (i) the releases and receipts include all labor, services, material and equipment for which a Lien could be filed, and (ii) all payrolls, material and equipment bills and other indebtedness connected with the Work for which OWNER or OWNER’s property might in any way be responsible have been paid or otherwise satisfied.  If any Subcontractor or Supplier fails to furnish such a release or receipt in full, DESIGN/BUILDER may furnish a Bond or other collateral satisfactory to OWNER to indemnify OWNER against any Lien.

 13.08    Final Payment and Acceptance

      A.    If OWNER is satisfied that the Work has been completed and DESIGN/BUILDER’s other obligations under the Contract Documents have been fulfilled, OWNER will, within ten (10) days after receipt of such final Application for Payment, give written notice to DESIGN/BUILDER that the Work is acceptable.  Otherwise, OWNER will return the Application to DESIGN/BUILDER, indicating in writing the reasons for refusing to process final payment, in which case DESIGN/BUILDER shall make the necessary corrections and resubmit the Application.  Thirty (30) days after the presentation by DESIGN/BUILDER to OWNER of an acceptable Application and accompanying documentation, in appropriate form and substance and with OWNER’s notice of acceptability, the final payment under section 4.01C. of the Agreement shall become due and payable by OWNER to DESIGN/BUILDER.

      B.     If, through no fault of DESIGN/BUILDER, final completion of the Work is significantly delayed, OWNER shall, upon receipt of DESIGN/BUILDER’s final Application for Payment, and without terminating the Agreement, make payment of the balance due for that portion of the Work fully completed and accepted.  If the remaining balance to be held by OWNER for Work not fully completed or corrected is less than the retainage stipulated in the Agreement, the written consent of the surety to the payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by DESIGN/BUILDER to OWNER with the Application for such payment.  Such payment shall be made under the terms and conditions governing final payment, except that it shall not constitute a waiver of claims.

13.09   Waiver of Claims

       A.     The making and acceptance of final payment of the Contract Price will constitute:

                            1.     A waiver of all claims by OWNER against DESIGN/BUILDER, except claims arising from unsettled Liens, from defective Construction appearing after final inspection pursuant to paragraph 13.06, from failure to comply with the Contract Documents or the terms of any special guarantees specified therein, or from DESIGN/BUILDER’s continuing obligations under the Contract Documents; and

                            2.     a waiver of all claims by DESIGN/BUILDER against OWNER other than those previously made in writing and still unsettled, or from OWNER’s continuing obligations under the Contract Documents.

ARTICLE 14—SUSPENSION OF WORK AND TERMINATION

14.01   Owner May Suspend Work

       A.     At any time and without cause, OWNER may suspend the Work or any portion thereof for a period of not more than ninety (90) days by notice in writing to DESIGN/BUILDER which will fix the date on which Work will be resumed.  DESIGN/BUILDER shall resume the Work on the date so fixed.  DESIGN/BUILDER may be allowed an adjustment in the Contract Price or an extension of the Contract Times, or both, directly attributable to any such suspension if DESIGN/BUILDER makes a claim therefor as provided in Article 9.  If requested by DESIGN/BUILDER in connection with the performance of the Work, OWNER shall suspend operations of the plant and OWNER shall be responsible for any and all costs associated with such suspension.

14.02   OWNER May Terminate for Cause

       A.    The occurrence of any one or more of the following events justifies termination for cause:

1.        DESIGN/BUILDER persistently fails to perform the Work in accordance with the Contract Documents (including, but not limited to, failure to supply sufficient skilled workers or suitable materials or equipment or failure to adhere to the progress schedule established under paragraph 2.05.A as revised from time to time.)

2. DESIGN/BUILDER intentionally or willfully disregards Laws or Regulations of any public body having jurisdiction.

3. DESIGN/BUILDER otherwise breaches or violates in any material way any provisions of the Contract Documents.

                     4.      DESIGN/BUILDER fails to timely pay its Consultants or Subcontractors any undisputed amounts.

                     5.      DESIGN/BUILDER files a voluntary petition of bankruptcy, or an involuntary petition of bankruptcy is filed that is not dismissed within 90 days after the date of such filing.

      B.     OWNER may, after giving DESIGN/BUILDER written notice of the occurrence of an event in paragraph 14.02.A and twenty (20) days therefrom to remedy such event (or, if such event is not capable of being remedied within such twenty (20) days, such number of days as is reasonably needed to remedy such event), and to the extent permitted by Laws and Regulations, terminate the services of DESIGN/BUILDER, exclude DESIGN/BUILDER from the Site and take possession of the Work incorporate in the Work all materials and equipment stored at the Site or elsewhere for which OWNER has paid DESIGN/BUILDER and finish the Work as OWNER may deem expedient.  In such case DESIGN/BUILDER shall not be entitled to receive any further payment other than reimbursement for DESIGN/BUILDER’s payments to Subcontractors and Suppliers for labor, services, equipment and materials prior to the date of termination, but only to the extent not previously paid by OWNER.  If the unpaid balance of the Contract Price exceeds all reasonable costs incurred by OWNER resulting from completing the Work (including but not limited to all reasonable fees and charges of engineers, architects, attorneys and other professionals and all court or arbitration or other dispute resolution costs) such excess will be paid to DESIGN/BUILDER.  If all reasonable costs incurred by OWNER to complete the Work (including but not limited to all reasonable fees and charges of engineers, architects, attorneys and other professionals and all court or arbitration or other dispute resolution costs) exceed the unpaid balance of the Contract Price, DESIGN/BUILDER shall pay the difference to OWNER subject to the provisions of paragraph 16.06.  When exercising any rights or remedies under this paragraph OWNER shall be required to obtain a reasonable price for the Work performed.

      C.     Where DESIGN/BUILDER’s services have been so terminated by OWNER, the termination will not affect any rights or remedies of OWNER against DESIGN/BUILDER then existing or which may thereafter accrue.  Any payment of moneys due DESIGN/BUILDER by OWNER will not release DESIGN/BUILDER from liability.

      D.     Nothing in this paragraph shall be interpreted or construed as requiring DESIGN/BUILDER to perform any additional services after such termination including, without limitation, the creation of any drawings, specifications or any other document necessary to complete the Work.

14.03     OWNER May Terminate for Convenience

       A.     Prior to the date on which concrete is first poured at the Site by DESIGN/BUILDER, OWNER may, without cause and without prejudice to any other right or remedy of OWNER, elect to terminate the Agreement upon twenty (20) days written notice to DESIGN/BUILDER.  In such case, DESIGN/BUILDER shall be paid (without duplication of any items) for:

       1.      Completed and acceptable Work executed in accordance with the Contract Documents prior to the effective date of termination, including fair and reasonable sums for overhead and profit on such Work;

       2.      Expenses sustained prior to the effective date of termination in performing services and furnishing labor, materials or equipment as required by the Contract Documents in connection with uncompleted Work, plus fair and reasonable sums for overhead and profit on such expenses;

       3.      Amounts paid in settlement of terminated contracts with Subcontractors, Engineers, Suppliers and others (including but not limited to all reasonable fees and charges of engineers, architects, attorneys and other professionals and all court or arbitration or other dispute resolution costs incurred in connection with termination of contracts with Subcontractors, Engineers and Suppliers); and

                    4.      Reasonable expenses directly attributable to termination.

       B.  Except as otherwise provided in the Agreement, DESIGN/BUILDER shall not be paid on account of loss of anticipated profits or revenue or other economic loss arising out of or resulting from such termination.

14.04            DESIGN/BUILDER May Stop Work or Terminate

      A.     If, through no act or fault of DESIGN/BUILDER, the Work is suspended for a period of more than ninety (90) days by OWNER or under an order of court or other public authority, or OWNER fails to act on any Application for Payment within ten (10) days after it is submitted or OWNER fails for ten (10) days to pay DESIGN/BUILDER any sum finally determined to be due, then DESIGN/BUILDER may, upon seven (7) days written notice to OWNER, and provided OWNER does not remedy such suspension or failure within that time, terminate the Agreement and recover from OWNER payment on the same terms as provided in paragraph 14.03.  In lieu of terminating the Agreement and without prejudice to any other right or remedy, if OWNER has failed for ten days to pay DESIGN/BUILDER any sum finally determined to be due, DESIGN/BUILDER may upon seven (7) days written notice to OWNER stop the Work until payment is made of all such amounts due DESIGN/BUILDER, including interest thereon.  The provisions of this paragraph 14.04.A are not intended to preclude DESIGN/BUILDER from making claim under Article 9 for an increase in Contract Price or Contract Times or otherwise for expenses or damage directly attributable to DESIGN/BUILDER’s stopping Work as permitted by this paragraph.

      B.

ARTICLE 15—DISPUTE RESOLUTION

15.01  Dispute Resolution Agreement

     A.  OWNER and DESIGN/BUILDER agree that they will first submit any and all unsettled claims, counterclaims, disputes and other matters in question between them arising out of or relating to the Contract Documents or the breach thereof (“disputes”), to mediation by a mutually agreeable, impartial mediator, or if the parties cannot so agree, a mediator designated by the American Arbitration Association (“AAA”) pursuant to its Construction Industry Mediation Rules,  prior to either of them initiating against the other a demand for arbitration pursuant to paragraph 15.01.B through 15.01.E, unless delay in initiating arbitration would irrevocably prejudice one of the parties.  Any time limits within which to file a demand for arbitration shall be suspended with respect to a dispute submitted to mediation within those same applicable time limits and shall remain suspended until 10 days after the termination of the mediation.  The mediator of any dispute submitted to mediation under this Agreement shall not serve as arbitrator of such dispute unless otherwise agreed.

      B.     All claims, disputes and other matters in question between OWNER and DESIGN/BUILDER arising out of or relating to the Contract Documents or the breach thereof (except for claims which have been waived by the making or acceptance of final payment as provided by paragraph 13.09) will be decided by binding arbitration in accordance with the Construction Industry Arbitration Rules of the AAA then in effect, subject to the limitations of this paragraph 15.01.  The arbitrator shall have the discretion to award reasonable attorneys’ fees and costs to the prevailing party.  This agreement so to arbitrate and any other agreement or consent to arbitrate entered into in accordance herewith as provided in this paragraph 15.01 will be specifically enforceable under the prevailing law of any court having jurisdiction.

       C.  Notice of the demand for arbitration will be filed in writing with the other party to the Agreement and with the designated arbitration entity.  The demand for arbitration will be made within a reasonable time after the claim, dispute or other matter in question has arisen, and in no event shall any such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

       D.  Except as provided in paragraph 15.01.E below, no arbitration arising out of or relating to the Contract Documents shall include by consolidation, joinder or in any other manner any other individual or` entity who is not a party to this contract unless:

                   1.      the inclusion of such other individual or entity is necessary if complete relief is to be afforded among those who are already parties to the arbitration, and

                   2.      such other individual or entity is substantially involved in a question of law or fact which is common to those who are already parties to the arbitration and which will arise in such proceedings, and

                   3.      the written consent of the other individual or entity sought to be included and of OWNER and DESIGN/BUILDER has been obtained for such inclusion, which consent shall make specific reference to this paragraph; but no such consent shall constitute consent to arbitration of any dispute not specifically described in such consent or to arbitration with any party not specifically identified in such consent.

       E.   Notwithstanding paragraph 15.01.D, if a claim, dispute or other matter in question between OWNER and DESIGN/BUILDER involves the Work of a Subcontractor, Supplier or Engineer either OWNER or DESIGN/BUILDER may join such entity as a party to the arbitration between OWNER and DESIGN/BUILDER hereunder.  DESIGN/BUILDER shall include in all subcontracts required by paragraph 6.05.D a specific provision whereby the Subcontractor consents to being joined in an arbitration between OWNER and DESIGN/BUILDER involving the Work of such Subcontractor.  Nothing in this paragraph 15.01.E nor in the provision of such subcontract consenting to joinder shall create any claim, right or cause of action in favor of Subcontractor, Supplier or Engineer against OWNER.

       F.   Notwithstanding the foregoing, the provisions of this Article 15 shall not apply to any claim by DESIGN/BUILDER of any breach or threatened breach of any covenant contained in Exhibit C of the Agreement or the provisions thereof.

ARTICLE 16—MISCELLANEOUS

16.01     Giving Notice

      A.    Whenever any provision of the Contract Documents requires the giving of written notice, it will be deemed to have been validly given:

                     1.     If delivered in person to the individual or to a member of the firm or to an officer of the corporation for whom it is intended;

                     2.     If delivered at or sent by registered or certified mail, postage prepaid, to the last business address known to the giver of the notice; or

                   3.     If transmitted by facsimile, the time at which a machine generated confirmation states the notice was received at the facsimile telephone number of the intended recipient last known by the sender.

16.02   Computation of Times

       A.     When any period of time is referred to in the Contract Documents by days, it will be computed to exclude the first and include the last day of such period.  If the last day of any such period falls on a Saturday or Sunday or on a day made a legal holiday by the law of the applicable jurisdiction, such day will be omitted from the computation.

       B.     A calendar day of twenty-four hours measured from midnight to the next midnight will constitute a day.

16.03   Notice of Claim

       A.     Should OWNER or DESIGN/BUILDER suffer injury or damage to person or property because of any error, omission or act of the other party or of any of the other party’s employees or agents or others for whose acts the other party is legally liable, claim will be made in writing to the other party within a reasonable time of the first observance of such injury or damage.  The provisions of this paragraph 16.03.A shall not be construed as a substitute for or a waiver of the provisions of any applicable statute of limitations or repose.

16.04   Cumulative Remedies

       A.     Except as provided in paragraph 16.06 of the General Conditions below, the duties and obligations imposed by these General Conditions and the rights and remedies available hereunder to the parties hereto, and, in particular but without limitation, any general or specific warranties, guarantees and indemnities imposed upon a party and all of the rights and remedies available to the other party thereunder, are in addition to, and are not to be construed in any way as a limitation of, any rights and remedies available to any or all of them which are otherwise imposed or available by Laws or Regulations, by special warranty or guarantee or by other provisions of the Contract Documents, and the provisions of this paragraph will be as effective as if repeated specifically in the Contract Documents in connection with each particular duty, obligation, right and remedy to which they apply.

16.05     Survival of Obligations

      A.   All representations, indemnifications, warranties and guarantees made in, required by or given in accordance with the Contract Documents, as well as all continuing obligations indicated in the Contract Documents, will survive final payment, completion and acceptance of the Work and termination or completion of the Agreement.

16.06      Limitation on OWNER’s Recovery of Damages and Waiver of Consequential Damages

        A.    OWNER’s maximum cumulative recovery, for the Project as a whole, of damages from DESIGN/BUILDER under the Contract Documents (including, without limitation, OWNER’s correction of defective Construction under paragraph 12.07.A., acceptance of defective Construction under paragraph 12.08 and/or termination for cause under paragraph 14.02) shall be limited to $1,000,000.00.

        B.    Notwithstanding any other provision of the Contract Documents, each party hereby waives all claims against the other party and such other party’s employees and agents for any consequential damages that may arise out of or relate to a breach of the Contract Documents or the performance of the Work whether arising in contract, warranty, tort (including negligence), strict liability or otherwise, including but not limited to losses of use, profits, business, reputation or financing; provided, however, DESIGN/BUILDER does not waive any claim against OWNER or OWNER’s employees or agents for any consequential damages that may arise out of or relate to a breach of the License Agreement attached hereto as Exhibit C.